UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SCIENTIFIC-ATLANTA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Scientific-Atlanta, Inc. to be held on Friday, November 7, 2003, at 9:00 a.m., local time, at our offices located at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044. At this year’s meeting, the shareholders will consider the following:

1.	The election of four directors;

2.	The approval of the 2003 Long-Term Incentive Plan of Scientific-Atlanta, Inc.; and

3.	Such other matters as may properly come before the meeting and at any adjournments thereof.

This year we will continue to offer the following opportunities:

•	We will offer you the flexibility of voting your Scientific-Atlanta shares by telephone or over the Internet, in addition to the traditional mail-in method. Telephone and Internet voting gives you the convenience of voting 24 hours a day, seven days a week. Simply follow the instructions on your proxy card included in your proxy package.

•	We will also offer you the opportunity during this year’s voting process to elect the option to view future annual reports and proxy material on the Internet, rather than receive paper copies in the mail. This service helps Scientific-Atlanta reduce printing and postage costs.

We look forward to seeing you at the annual meeting.

Sincerely,

Michael C. Veysey

Senior Vice President and Corporate Secretary

October 2, 2003

Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044

SCIENTIFIC-ATLANTA, INC.

2003 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

SCIENTIFIC-ATLANTA, INC.

2003 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING

Time:	9:00 a.m., Friday, November 7, 2003

Place:	Scientific-Atlanta, Inc. 5030 Sugarloaf Parkway Lawrenceville, GA 30044

Items of Business:	1.	Elect the following directors:

• Marion H. Antonini

• David J. McLaughlin

• James V. Napier

• Sam Nunn

	2.	Approve the 2003 Long-Term Incentive Plan.

	3.	Transact such other business as may properly come before the meeting and any adjournment.

Who May Vote:	You can vote if you were a shareholder of record at the close of business on September 15, 2003.

Documents:	A proxy solicited by our Board, our Notice of 2003 Annual Meeting, our 2003 Proxy Statement and our 2003 Annual Report are included in this mailing.

Proxy Voting:	Your vote is important. Please vote in one of these ways:

	1.	Visit the web site listed on your proxy card;

	2.	Use the toll-free telephone number listed on your proxy card; or

	3.	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Electronic Delivery:	During this year’s voting process you may consent to receive future annual meeting materials by Internet, instead of using the traditional paper-based delivery system. You may access electronic copies of the 2003 annual meeting materials on Scientific-Atlanta’s investor relations web site at www.scientificatlanta.com under the button labeled “Information for Investors.”

By Order of the Board of Directors, Michael C. Veysey, Corporate Secretary, October 2, 2003.

i

SCIENTIFIC-ATLANTA, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 7, 2003

GENERAL INFORMATION

Why am I receiving these annual meeting materials?

The Board of Directors of Scientific-Atlanta is providing these materials to you in connection with our 2003 Annual Meeting of Shareholders. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposals described in this proxy statement.

The meeting will be held at 9:00 a.m., local time, on November 7, 2003 at our principal executive offices located at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044. These proxy materials are first being mailed to shareholders on or about October 2, 2003.

What is the purpose of the annual meeting?

At the annual meeting, the shareholders will act upon the matters outlined in the notice of meeting, including the election of four directors and approval of the 2003 Long-Term Incentive Plan. Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board; and

•	“FOR” the proposal to approve the 2003 Long-Term Incentive Plan.

In addition, on our proxy card you are being asked to consent to view future proxy material on the Internet rather than receive paper copies in the mail. By consenting to receive future annual meeting materials electronically, you will help us reduce printing and postage costs.

Our management will also report on the performance of Scientific-Atlanta during fiscal year 2003 and respond to questions from shareholders.

Who may vote?

All shareholders of record as of the close of business on the record date of September 15, 2003 may vote.

As of September 15, 2003, we had 151,666,095 shares of common stock outstanding and entitled to vote.

How much does each share count?

Each share of Scientific-Atlanta common stock, $0.50 par value per share, is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine a quorum.

What does it mean if I receive more than one proxy card?

You will receive a proxy card for each account you have. Please vote proxies for all accounts to ensure that all your shares are voted.

How do I give voting instructions?

If your shares are registered directly in your name with Scientific-Atlanta’s transfer agent, The Bank of New York, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you. If you are the shareholder of record, you may attend the annual meeting and give instructions in person. You may also give voting instructions by Internet, telephone or mail as described below. The proxy committee, named on the enclosed proxy card, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of such shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. As the beneficial owner, you are invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you have obtained a signed proxy from the record holder giving you the right to vote the shares.

How do I vote by Internet?

If you are a shareholder of record, the web site for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card. The deadline for voting by Internet is 5:00 p.m., Atlanta time, on November 6, 2003. If you are a beneficial owner, or hold your shares in street name, please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote by Internet.

How do I vote by telephone?

If you are a shareholder of record, you can vote your shares by telephone by calling the toll-free telephone number shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you will also be given the opportunity to consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote by telephone, you do NOT need to return your proxy card. The deadline for voting by telephone is 5:00 p.m., Atlanta time, on November 6, 2003. If you are a beneficial owner, or hold your shares in street name, please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote by telephone.

How do I vote by mail?

If you are a shareholder of record, you may simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you wish to consent to view future proxy statements and annual reports on the Internet, check the box provided on the card.

If you hold your shares in street name, you must sign the voting instruction card provided by your broker or nominee and mail it in the accompanying postage-paid envelope. If you wish to view future proxy statements and annual reports electronically, please contact your broker or nominee.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers’ unvoted shares, which are referred to as broker non-votes, on certain routine matters. At the meeting, shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors, but will not be counted for approval of the 2003 Long-Term Incentive Plan or for any other matters to be voted on because these other matters are not considered routine. If you hold your shares directly in your name, they will not be voted if you do not provide a proxy.

What if I return my proxy card but do not provide voting instructions?

If you sign and return your proxy, but do not provide voting instructions, your shares will be voted “FOR” the election of the nominee directors named in this proxy statement and “FOR” the approval of the 2003 Long-Term Incentive Plan. We are not aware of any other matters to be presented at the meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

How can I revoke a proxy?

You may revoke a proxy by any one of the following three actions:

1.	delivering an instrument revoking the proxy to our Corporate Secretary,

2.	delivering a later dated proxy to our Corporate Secretary, or

3.	voting in person.

Attendance at the annual meeting, in and of itself, will not constitute a revocation of a proxy.

Who will bear the cost of soliciting votes for the meeting?

We have engaged Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, banks and their nominees which are shareholders of record, at a cost of approximately $8,000 plus reasonable out-of-pocket expenses. We will pay the costs of this solicitation, including the cost of preparing and mailing this proxy statement. In addition to solicitations by mail, our directors and regular employees may solicit proxies in person or by telephone or other method. In such case, these directors or employees, as the case may be, would not receive any compensation in addition to their regular compensation as directors or employees for such solicitation.

Who counts the votes?

Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by us to act as the inspectors of election for the meeting. All proxies and other voting materials are kept confidential and are not disclosed to us, subject to standard exceptions.

What are some of the considerations relating to electronic access of annual meeting materials?

The following are some things to note about electronic access of future annual meeting materials:

•	Choosing online access of future annual meeting materials is voluntary.

•	Accessing your Scientific-Atlanta annual meeting materials online requires that you have access to the Internet, which may result in charges to you from your Internet service provider and/or telephone companies.

•	If you elect to access future annual reports and proxy material on the Internet, you will still receive a paper copy of the notice of annual meeting of shareholders and a proxy card in the mail to vote your shares. The proxy card will contain the Internet address for viewing the annual report and proxy statement, and instructions for electronic voting.

•	Your consent will be effective for accessing all future Scientific-Atlanta annual reports, notices of annual meeting and proxy statements, and will continue in effect unless it is revoked by you.

•	You may revoke your election if you change your mind after consenting by calling 1-800-524-4458. Also, even if you elect to view our annual meeting materials online, you will still be able to request printed copies of the annual report and proxy statement.

•	If you do not sign up for this service, you will continue receiving paper copies of these documents by U.S. mail.

•	Whether you register for Internet access to the annual meeting documents or not, you will be able to choose how you want to vote your shares: via telephone, Internet or U.S. mail.

Where can I find out more about Scientific-Atlanta’s corporate governance initiatives?

The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of Scientific-Atlanta. The documents relating to the 2003 Annual Meeting of Shareholders, corporate governance policies established by the Board and other board governance information, including the following, can be found on Scientific-Atlanta’s investor relations web site at www.scientificatlanta.com under the button labeled “Information for Investors”:

•	The Board Corporate Governance Guidelines;

•	The Scientific-Atlanta Code of Conduct which incorporates the code of ethics for senior financial officers required under Section 406 of the Sarbanes-Oxley Act of 2002;

•	Information regarding Scientific-Atlanta’s audit committee hotline which was established to comply with Section 301 of the Sarbanes-Oxley Act;

•	Section 16 filings of Scientific-Atlanta’s directors and executive officers in accordance with Section 403 of the Sarbanes-Oxley Act; and

•	Information regarding our compliance officer and internal audit function.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Scientific-Atlanta articles of incorporation provide for the division of the Board into three classes, with the directors in each class serving for a term of three years. The four nominees for director to be elected to serve until the annual meeting of shareholders in 2006 are: Marion H. Antonini, David J. McLaughlin, James V. Napier and Sam Nunn. All of the nominees for election as directors at this meeting, and all directors whose term of office will continue after the annual meeting, are currently directors of Scientific-Atlanta.

Directors are elected by a plurality of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote in the election. Votes may be cast for or withheld from each nominee. Abstentions may not be specified with respect to the election of directors. The withholding of authority by a shareholder will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

The Board is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote for such substitute nominee or nominee(s) as may be designated by the Board unless the Board reduces the number of directors accordingly.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

NOMINEES FOR TERMS EXPIRING IN 2006

MARION H. ANTONINI                      Director from 1990-2002 and
since February 2003
Age 73

Mr. Antonini served as director of Scientific-Atlanta from 1990 until he retired in November 2002. In February 2003, the Board of Directors re-elected Mr. Antonini as a director. Mr. Antonini has been a Principal in Kohlberg & Company, a private equity firm, since March 1998. Prior to joining Kohlberg & Company, Mr. Antonini was Chairman of the Board of Welbilt Corporation, a manufacturer of commercial food service equipment, from July 1990 to March 1998, and Chief Executive Officer of that company from September 1990 to March 1998. Mr. Antonini is a director of Cardinal Logistics Management, Inc., Engelhard Corporation, Orion Food Systems, Inc. and Raedelli Techna Spa.

DAVID J. McLAUGHLIN                    Director since 1987
Age 67

Mr. McLaughlin has been President of Pentacle Press LLC, a publishing and research company, since December 1999. He served as Vice Chairman of Troy Biosciences Incorporated, a company that develops and markets insect control products, from January 2000 to December 2002, and as President and Chief Executive Officer of Troy from July 1996 through 1999. He is a director of Smart & Final, Inc. and Troy Biosciences Incorporated.

JAMES V. NAPIER                                 Director since 1978
Age 66

Mr. Napier served as the Chairman of Scientific-Atlanta’s Board of Directors from November 1992 to November 2000. Mr. Napier also served as Scientific-Atlanta’s interim chief executive officer from December 1992 until July 1993. Mr. Napier is a director of Engelhard Corporation, Intelligent Systems, Inc., McKesson Corporation, Personnel Group of America, Vulcan Materials Company and Wabtec Corporation.

SAM NUNN                                                  Director since 1997
Age 65

Mr. Nunn has been a Partner at the law firm of King & Spalding LLP since January 1997. King & Spalding LLP represents us in certain legal matters and is expected to represent us on a variety of legal matters during the current fiscal year. He is also co-chairman and chief executive officer of the Nuclear Threat Initiative (NTI), a charitable organization working to reduce the global threats from nuclear, biological and chemical weapons. Prior to joining King & Spalding LLP, Mr. Nunn served as a United States Senator from 1972 to 1996. Mr. Nunn serves as a director for ChevronTexaco Corporation, The Coca-Cola Company, Dell Computer Corporation, General Electric Company and Internet Security Systems, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004

JAMES I. CASH, JR.                              Director since 2001
Age 55

Dr. Cash has served as chairman of Harvard Business School Publishing since 1998. He served on the faculty of Harvard Business School from 1976 to September 2003 and served as chairman of the MBA program from 1992 to 1995. Dr. Cash is a director of The Chubb Corporation, General Electric Company and Microsoft Corporation.

JAMES F. McDONALD                        Director since 1993
Age 63

Mr. McDonald has served as President and Chief Executive Officer of Scientific-Atlanta since July 1993 and Chairman of the Board of Scientific-Atlanta since November 2000. Mr. McDonald is a director of Burlington Resources, Inc., Mirant Corporation and NDCHealth Corporation.

TERENCE F. McGUIRK                      Director since 2001
Age 52

Mr. McGuirk has served as Chief Executive Officer, Turner Sports Teams, an owner and manager of Atlanta sports franchises, since April 2001. He also has served as Vice Chairman, Turner Broadcasting System, Inc., a subsidiary of AOL Time Warner Inc. and a producer of news and entertainment products and provider of programming for the basic cable industry, since April 2001. From 1996 to 2001, he was Chairman and Chief Executive Officer of Turner Broadcasting System, Inc. Mr. McGuirk is a director of Haverty Furniture Companies, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2005

DAVID W. DORMAN                            Director since 1998
Age 49

Mr. Dorman has been the Chairman of the Board and Chief Executive Officer of AT&T, a company that provides voice and data communications services, since November 2002. He was President of AT&T from 2000 to 2002 and the Chief Executive Officer of Concert, a former global venture created by AT&T and British Telecom, from 1999 to 2000. Mr. Dorman was Chairman, President, and Chief Executive Officer of PointCast Inc., an internet software company, from 1997 to 1999. Mr. Dorman is a director of AT&T.

WILLIAM E. KASSLING                    Director since 1990
Age 59

Mr. Kassling has served as Chairman of the Board of Wabtec Corporation, which was formerly known as Westinghouse Air Brake Company and is a provider of equipment and services for the rail industry, since 1990. He also served as Chief Executive Officer of Wabtec Corporation from March 1990 to February 2001. Mr. Kassling is a director of Aearo Corporation, Parker-Hannifin Corporation and the Pittsburgh Penguins.

MYLLE H. MANGUM                           Director since 1993
Age 55

Ms. Mangum has served as Chief Executive Officer of True Marketing Services LLC, a marketing services company, since July 2002. She was Chief Executive Officer of MMS Incentives, LLC, a private equity company concentrating on high-tech marketing solutions, from May 1999 to June 2002. From March 1997 to May 1999, Ms. Mangum served as Senior Vice President, Expense Management and Strategic Planning of Carlson Wagonlit Travel, a travel and hospitality company. Ms. Mangum is a director of Barnes Group Inc., Haverty Furniture Companies, Inc. and Payless ShoeSource, Inc.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors engages in active, independent and informed oversight of Scientific-Atlanta’s business and affairs, including its senior management, and it has taken actions to set the overall corporate tone for ethical behavior, sound business practices and quality financial reporting.

The Board met seven times during fiscal year 2003 to consider matters related to the business of Scientific-Atlanta. Each director attended 75 percent or more of the aggregate of the total number of meetings of the Board and the committees of which he or she was a member during the portion of fiscal year 2003 that he or she served as a director or committee member, except Mr. Dorman.

The Board has a standing Audit Committee, Executive Committee, Governance and Nominations Committee, Human Resources and Compensation Committee (“HRCC”), and Pension Investment Committee. The table below provides membership information for each of the committees:

Name	Audit	Executive	Governance & Nominations	HRCC	Pension

Marion H. Antonini	●				●

James I. Cash, Jr.				●	●

David W. Dorman			●		●

Mylle H. Mangum	●		■	●

William E. Kassling	■	●	●

James F. McDonald		●

Terence F. McGuirk			●	■

David J. McLaughlin	●			●

James V. Napier	●	■	●

Sam Nunn		●			■

■ Member and Committee Chair                                  ● Member

Audit Committee

The Audit Committee assists the Board in its oversight of Scientific-Atlanta’s accounting and financial reporting processes, including the following:

•	The integrity of the financial statements and information, including the audited annual and the unaudited quarterly financial statements;

•	The independence, qualifications, performance and compensation of the independent accountant;

•	The performance of the internal audit function; and

•	The compliance with laws, regulations and internal company policies and the performance of the chief compliance officer.

The Audit Committee met eight times during fiscal year 2003. All of the members of the Audit Committee are independent under Section 301 of the Sarbanes-Oxley Act. In addition, all Audit Committee members meet the independence and financial literacy and related financial management expertise requirements under The New York Stock Exchange listed company rules. The Governance and Nominations Committee has determined that at least one Audit Committee member, Mr. Napier, satisfies the financial expert criteria adopted by the Securities and Exchange Commission (“SEC”) under Section 407 of the Sarbanes-Oxley Act.

This Proxy Statement contains the Report of the Audit Committee, which starts on page 20, and the Audit Committee Charter as Appendix A.

Executive Committee

The Executive Committee acts for the Board between meetings, subject to certain limitations. The Executive Committee met three times during fiscal year 2003.

Governance and Nominations Committee

During fiscal year 2003, the Governance and Nominations Committee met four times. The purposes of the Governance and Nominations Committee include the following:

•	providing oversight of Board governance;

•	developing and recommending to the Board a set of corporate governance principles applicable to Scientific-Atlanta;

•	making recommendations to the Board as a whole concerning its size, structure and compensation;

•	identifying individuals qualified to become board members; and

•	recommending to the whole Board nominees for the positions of Chairman of the Board, chairmen of the various committees of the Board, and members of the various committees of the Board.

The Governance and Nominations Committee also considers nominations for directors (and will consider nominations by shareholders). Nominations should be in writing, addressed to Chairman, Governance and Nominations Committee, c/o the Office of the General Counsel, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044. One member of the Governance and Nominations Committee is Mr. Napier, who has served as Scientific-Atlanta’s interim chief executive officer. We believe that Mr. Napier’s service as interim chief executive officer for seven months over ten years ago does not interfere with the exercise of his independence from management and Scientific-Atlanta.

Human Resources and Compensation Committee

The HRCC is responsible for determining whether Scientific-Atlanta’s officers and key management personnel are effectively compensated in terms of salaries, bonuses and supplemental compensation benefits, which properly recognize performance, are internally equitable and externally competitive. The HRCC makes determinations as to the compensation and benefits to be paid to Scientific-Atlanta’s officers and key employees. The members of the HRCC meet outside director qualifications of Section 162(m) of the Internal Revenue Code and are deemed non-employee directors for purposes of Section 16 of the Securities Exchange Act of 1934. The HRCC met four times during fiscal year 2003.

This Proxy Statement contains the Report of the Human Resources and Compensation Committee, which starts on page 9.

Pension Investment Committee

The Pension Investment Committee monitors the Scientific-Atlanta qualified retirement plans to determine whether they are adequately funded and that funds are properly invested, reviews the performance of firms that provide investment advice and services to Scientific-Atlanta on pension investment matters, and reviews material changes to Scientific-Atlanta’s retirement plans. The Pension Investment Committee met twice during fiscal year 2003.

REPORT OF THE

HUMAN RESOURCES AND COMPENSATION COMMITTEE

Role of the Committee and the Board

The HRCC sets compensation policies for Scientific-Atlanta’s senior management within guidelines approved by the Board of Directors. The HRCC evaluates individual and corporate performance from a short-term and long-term perspective, establishes base salaries and approves annual and long-term incentives for all officers, and administers Scientific-Atlanta’s option and incentive plans. The HRCC’s recommendations regarding the compensation of Scientific-Atlanta’s chief executive officer are subject to the approval of the full board.

Compensation Philosophy

Scientific-Atlanta’s executive compensation program is designed to attract, motivate and retain highly qualified executives and to encourage the achievement of superior performance. The program is designed to:

•	Foster a performance-oriented environment with a high level of variable compensation based on the short-term and long-term performance of the individual, team, business unit and Scientific-Atlanta against demanding goals and objectives.

•	Provide total compensation opportunities that exceed industry medians for superior financial results and outstanding personal performance.

•	Align the interests of Scientific-Atlanta’s executives and shareholders through the use of stock-based compensation plans.

Base Salaries

Scientific-Atlanta positions its base salaries to be fully competitive with the range of compensation levels of high-technology companies and with Scientific-Atlanta’s direct business competitors that have similar market characteristics. National surveys and, periodically, independent compensation consultants are utilized by the HRCC when determining such salaries.

In determining whether the base salaries of executive officers, including the Chief Executive Officer, should be increased, the HRCC takes into account individual performance, performance of the operations directed by that executive, and the positioning of compensation within established salary ranges.

Incentive Compensation

Under Scientific-Atlanta’s compensation philosophy for senior management, the majority of compensation is intended to be payable under incentive plans. Payments and awards under these incentive plans are based on the achievement of annual and long-term goals and, accordingly, are “at risk.” Executive officers of Scientific-Atlanta are eligible to participate in the following incentive plans, as determined by the HRCC:

Senior Officer Annual Incentive Plan. This plan has been designed to qualify as “performance-based” compensation under Internal Revenue Code Section 162(m). Payments under the plan are based upon the achievement of annual goals. The award determinations for Mr. McDonald and Mr. Wredberg under the Senior Officer Annual Incentive Plan were determined based on whether Mr. McDonald and Mr. Wredberg, respectively, satisfied the quantitative objectives established by the HRCC earlier in the fiscal year. Mr. McDonald’s award under this plan and the basis for such award are discussed in the “Chief Executive Officer Compensation” section of this report.

Annual Incentive Plan. Under the Annual Incentive Plan (“AIP”), awards are made based on company, business unit, function and/or region results and assessments of individual performance. Quantitative and qualitative objectives are weighted 60 percent and 40 percent, respectively, in setting “target” awards for staff participants and 75 percent and 25 percent, respectively, for business unit participants.

Quantitative objectives, consistent with annual business plans approved by the Board, are used in determining the amount of the award governed by the company, group, function and/or business unit performance. Awards under the quantitative portion of the AIP are not made if the minimum thresholds are not met. The HRCC may also take into account non-recurring extraordinary circumstances unrelated to Scientific-Atlanta’s financial performance.

The award for Mr. McDonald under the AIP is discussed in the next section of this report. AIP awards for Messrs. Duke, Ecker and Haislip were based on the quantitative performance of Scientific-Atlanta, as measured by earnings per share, gross margin, revenue and working capital, and an assessment of their individual performance against personal qualitative objectives. Mr. Wredberg’s AIP award was based on the HRCC’s assessment of his individual performance against personal qualitative objectives, and his award under the Senior Officer Annual Incentive Plan was based on quantitative performance of Scientific-Atlanta, as measured by earnings per share, gross margin percent, working capital percent and revenue.

Senior Officer and AIP awards for the Chief Executive Officer and the four other most highly compensated executive officers of Scientific-Atlanta are included in the “Bonus” column of the Summary Compensation Table.

Long-Term Incentive Plan (“1994 LTIP”).    This plan permits the HRCC to use one or more long-term incentives to motivate excellent long-term performance. In fiscal year 2003, performance-based awards were granted in the form of cash and stock options to 19 key executives, including Messrs. McDonald, Wredberg, Duke, Ecker and Haislip. These awards may vest over a term of up to ten years, based on improvement in Scientific-Atlanta’s revenue and earnings per share. There was no earn-out in fiscal 2003. The number of options and cash granted are shown in the Summary Compensation Table.

Stock Option Plan.    A larger group of executives, including the executive officers named in the Summary Compensation Table, receive grants of stock options under the provisions of the 1994 LTIP and the provisions of the 1996 Employee Stock Option Plan. The objective of the grants is to align the interests of the executives with the interests of Scientific-Atlanta’s shareholders by affording the executives the opportunity of a potentially significant financial benefit if their efforts result in stock price appreciation. The HRCC takes into account the performance of the individual recipient, the number of options previously awarded to any individual participant and Scientific-Atlanta’s grant levels compared to competitive practices, targeting near a median grant posture. Grants made in fiscal year 2003 to Mr. McDonald and the other named executive officers are shown in the Summary Compensation Table and in the Option Grants in Last Fiscal Year Table. During fiscal year 2003, options for a total of 4,178,750 shares were granted to optionees, including new hires.

Policy Relative to Internal Revenue Code Section 162(m)

The Omnibus Budget Reconciliation Act of 1993 limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. In general, Scientific-Atlanta will seek to maximize the use of the “performance-based” exemption provided under Section 162(m). The HRCC also believes that inclusion of qualitative (non-quantitative) objectives plays an important role in incentive plans. The HRCC will continue to base a portion of incentive payments on such qualitative assessments, even though they may not meet the Section 162(m) requirements to qualify as “performance-based” compensation.

Stock Ownership

The HRCC believes that significant ownership of Scientific-Atlanta common stock by officers and directors more closely aligns these individuals with Scientific-Atlanta’s other shareholders. As a result, Scientific-Atlanta’s officers and directors agreed during fiscal year 1994 to increase their ownership over time to a level of one times the annual salary for officers (three times in the case of the Chief Executive Officer) and three times the annual retainer for outside directors. As of the end of fiscal year 2003, officers’ holdings averaged 2.4 times base salaries (4.0 times in the case of the Chief Executive Officer), and outside director holdings averaged 42 times annual retainers (based on the closing price of Scientific-Atlanta’s common stock at the end of fiscal year 2003). These holdings include shares held through the 401(k) plan, the Deferred Compensation Plan for Non-Employee Directors, and unvested restricted stock.

Chief Executive Officer Compensation

At the beginning of fiscal year 2003, Mr. McDonald’s base salary was not increased from the level set by the HRCC in August 2001.

During fiscal year 2003, Mr. McDonald was granted stock options for 400,000 shares. In addition, he received a performance-based option to purchase up to 200,000 shares and a performance-based cash award of $392,000, the option grant was designed to be fully competitive with grants of long-term incentives to Chief Executive Officers by other comparable high technology companies. The performance-based option vests 100% after six years, but accelerated vesting may occur based upon the compound annual percentage increase in Scientific-Atlanta’s net revenue over three years. The performance-based cash award vests based upon the compound annual percentage increase in Scientific-Atlanta’s earnings per share over three years.

Under the Senior Officer Annual Incentive Plan, Mr. McDonald had an opportunity to earn a maximum of $730,800 if Scientific-Atlanta achieved its maximum targeted performance as measured by earnings per share, gross margin percent, working capital percent and revenue. The results for fiscal year 2003 resulted in the HRCC approving a payment of $378,200 to Mr. McDonald, according to the provisions of the plan.

Mr. McDonald also had an opportunity to earn additional incentive pay under the AIP, based on his performance against qualitative objectives. The HRCC approved payment of $487,500 based on his performance during the fiscal year. In reaching its decision, the HRCC noted the excellent performance by Scientific-Atlanta in launching several new products leading to increased market share and strong gross margins with increasing pricing pressures and generating strong cash flow in a down market. Other highlights included increased international sales presence, the consolidation of manufacturing capabilities in Juarez, Mexico, and Europe, and the acquisition of certain assets of Arris International, Inc. and ChanneLogics, Inc.

Other Compensation Plans

Scientific-Atlanta also has various broad-based employee benefit plans, including 401(k), pension, insurance and other benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans.

Submitted by the Human Resources and Compensation Committee:

Terence F. McGuirk, Chairman

James I. Cash, Jr.

Mylle H. Mangum

David J. McLaughlin

COMPENSATION OF OFFICERS AND DIRECTORS

Cash Compensation

The following table sets forth in the prescribed format the compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers (“Named Executive Officers”) of Scientific-Atlanta for services rendered in all capacities during Scientific-Atlanta’s last three fiscal years:

Summary Compensation Table

								Long-Term Compensation
		Annual Compensation						Awards	Payouts
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)			Securities Underlying Options(#)	LTIP Payouts ($)		All Other Compensation ($)
James F. McDonald Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$870,000 860,000 796,539	(1)	$865,700 559,300 1,096,600	$	— — 188,577	(3)	600,000 525,000 340,000	$ — — 4,856,660	(4)	$147,801 169,918 149,013	(2) (2)

H. Allen Ecker Executive Vice President	2003 2002 2001	385,000 380,385 351,154	(1)	268,500 178,700 340,500		9,099 7,681 60,962	(5) (5) (3)	75,000 70,000 58,000	— — 935,166	(4)	50,990 49,828 49,228	(2) (2)

Conrad J. Wredberg, Jr. Executive Vice President	2003 2002 2001	510,000 505,385 475,385	(1)	394,200 266,900 552,400		72,857 144,406 63,711	(6) (6) (3)	67,500 190,000 310,000	— — 1,740,751	(4)	67,944 79,758 69,533	(2) (2)

Dwight B. Duke Senior Vice President; President, Transmission Network Systems	2003 2002 2001	360,000 356,923 336,154	(1)	241,500 133,200 323,400		— — 38,170	(3)	82,000 77,000 58,000	— — 1,002,307	(4)	33,224 40,914 34,374	(2) (2)

Wallace G. Haislip Senior Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	345,000 341,154 316,923	(1)	245,200 31,050 307,000		— — 37,459	(3)	82,000 77,000 58,000	— — 960,962	(4)	33,405 44,766 39,331	(2) (2)

(1)	At the beginning of fiscal year 2003, the base salary of the Named Executive Officer was not increased from the level set by the HRCC in August 2001.

(2)	Includes $83,183, $41,578, $32,683, $10,468 and $15,840 of life insurance premiums paid each year during fiscal years 2002 and 2003 on behalf of Messrs. McDonald, Ecker, Wredberg, Duke and Haislip, respectively. Also includes matching contributions paid during fiscal years 2002 and 2003 pursuant to the 401(k) plan and the Scientific-Atlanta Executive Deferred Compensation Plan.

(3)	The amounts shown represent (a) preferential earnings on deferred compensation under the 1985 Executive Deferred Compensation Plan earned by Dr. Ecker, (b) interest earned on the nondiscretionary deferral of restricted shares, and (c) interest earned on the long-term incentive cash awards. During fiscal year 2001, Messrs. McDonald, Wredberg, Duke, Ecker and Haislip earned interest on the nondiscretionary deferral of restricted shares of $156,230, $47,671, $29,081, $45,000 and $28,904, respectively. During fiscal year 2001, Messrs. McDonald, Wredberg, Duke, Ecker and Haislip earned interest on the long-term incentive cash awards of $32,347, $16,040, $9,089, $9,490 and $8,555, respectively.

(4)	The amounts shown represent: (a) the payout of amounts mandatorily deferred in August 2000 pursuant to the terms of grants under the 1994 LTIP with respect to performance-based restricted stock awards that vested as a result of Scientific-Atlanta’s performance during fiscal years 1996 through 2000; (b) the value of the performance-based restricted stock awards that vested as a result of Scientific-Atlanta’s performance during fiscal years 1997 through 2001; and (c) the vesting of long-term incentive cash awards granted with respect to Scientific-Atlanta’s performance during fiscal years 1997 through 2001.

(5)	Represents preferential earnings on deferred compensation under the 1985 Executive Deferred Compensation Plan.

(6)	During fiscal year 2003, Scientific-Atlanta relocated Mr. Wredberg from Belgium to the United States. The 2003 amount includes $55,615 in preferential relocation expenses and $4,827 in amounts reimbursed during fiscal year 2003 for payment of taxes in connection with such relocation expenses. During fiscal year 2002, Scientific-Atlanta relocated Mr. Wredberg from the United States to Belgium. The 2002 amount includes $92,482 in preferential relocation expenses (including a one-time relocation allowance of $42,500) and $14,600 in amounts reimbursed during fiscal year 2002 for payment of taxes in connection with such relocation expenses.

Stock Options

The following tables set forth certain information in the prescribed formats with respect to options granted under Scientific-Atlanta’s various stock option plans and under stock option agreements during fiscal year 2003. No Named Executive Officer exercised any options during fiscal year 2003.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted(2)		% of Total Options Granted to Employees FY2003	Exercise or Base Price ($/sh)	Expiration Date	5%($)	10%($)
James F. McDonald	400,000	(3)	9.6	$12.57	2/11/2013	$3,162,082	$8,013,337
	200,000	(4)	4.8	$12.57	2/11/2013	1,581,041	4,006,669

H. Allen Ecker	50,000	(3)	1.2	$12.57	2/11/2013	395,260	1,001,667
	25,000	(4)	0.6	$12.57	2/11/2013	197,630	500,834

Conrad J. Wredberg, Jr.	30,000	(3)	0.7	$12.57	2/11/2013	237,156	601,000
	37,500	(4)	0.9	$12.57	2/11/2013	296,445	751,250

Dwight B. Duke	57,000	(3)	1.4	$12.57	2/11/2013	450,597	1,141,901
	25,000	(4)	0.6	$12.57	2/11/2013	197,630	500,834

Wallace G. Haislip	57,000	(3)	1.4	$12.57	2/11/2013	450,597	1,141,901
	25,000	(4)	0.6	$12.57	2/11/2013	197,630	500,834

(1)	The dollar amounts in these columns were determined using assumed rates of appreciation set by the SEC and are not intended to forecast future appreciation, if any, in the market value of Scientific-Atlanta common stock. Such amounts are based on the assumption that the named persons hold the options for their full ten-year term. The actual value of the options will vary in accordance with the market price of Scientific-Atlanta common stock.

(2)	All of these stock options were awarded under the 1994 LTIP. If a change of control occurs (as defined in the 1994 LTIP), all options become exercisable immediately. These options may be exercised within a period of three years following a termination by reason of retirement, within one year following a termination by reason of death or disability, and within thirty days following a termination for other reasons, except for cause, in which case such options expire immediately upon the giving of the notice of such termination.

(3)	Vests in four equal installments beginning on the date of grant.

(4)	Vests 100 percent on the sixth anniversary of the date of grant, but may vest earlier based upon the compound annual percentage increase in net revenues over three years.

Option Values at End of Last Fiscal Year

	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James F. McDonald	2,277,141	887,500	$2,361,250	$5,977,750
H. Allen Ecker	309,495	117,000	336,917	753,650
Conrad J. Wredberg, Jr.	411,049	412,500	150,987	805,050
Dwight B. Duke	260,152	125,750	353,072	816,545
Wallace G. Haislip	258,283	125,750	353,072	816,545

(1)	The amounts in these columns are calculated using the difference between the closing sales price of Scientific-Atlanta common stock as reported on the New York Stock Exchange on June 27, 2003 of $23.57 and the option exercise prices.

Long-Term Incentive Awards

The following table provides information concerning the right to receive long-term incentive cash awards granted during fiscal year 2003. Each contingent cash incentive award represents the right to receive cash on the date of payout. In addition to the right to receive the following cash awards, Scientific-Atlanta also granted options as part of the long-term incentive plan.

Long-Term Incentive Plan—Awards in Fiscal Year 2003

Name	Amount of Grant ($)	Performance or Other Period until Maturation or Payout(1)	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold ($)	Target ($)(1)	Maximum ($)
James F. McDonald	$392,000	10 years	$39,200	$—	$392,000
H. Allen Ecker	116,000	10 years	11,600	—	116,000
Conrad J. Wredberg, Jr.	191,000	10 years	19,100	—	191,000
Dwight B. Duke	108,000	10 years	10,800	—	108,000
Wallace G. Haislip	104,000	10 years	10,400	—	104,000

(1)	Vesting of the right to receive the cash performance awards is based generally upon the compound annual percentage increase in earnings per share over three years, subject to certain caps. Upon achieving the minimum level of increase, ten percent of the rights become vested, as shown in the “Threshold” column. Upon achievement of a specified maximum earnings per share increase, all such cash performance awards may become vested, as shown in the “Maximum” column. No “target,” as such, has been established, but partial vesting of the cash performance awards may be achieved upon certain specified increases of Scientific-Atlanta’s earnings per share between the “threshold” and the “maximum” levels.

Retirement Plans and Other Arrangements

Defined Benefit Retirement Plan.    Scientific-Atlanta presently has in effect a non-contributory retirement plan for the benefit of its employees which provides for the payment of fixed benefits upon normal retirement at age 65 on the basis of years of service and all cash compensation of each employee. Examples of annual retirement benefits payable under the retirement plan are set forth in the table below. These examples are based on the following: (i) retirement at the normal retirement age of 65, (ii) “average compensation” is the average compensation in the highest consecutive five of the last ten calendar years of service that immediately precede retirement, and (iii) the benefits are straight life annuities. Benefits under the retirement plan are not reduced by Social Security benefits. The approximate years of service, as of June 27, 2003, credited for retirement benefits for the persons named in the Summary Compensation Table are James F. McDonald, 10 years; H. Allen Ecker, 26 years; Conrad J. Wredberg, Jr., 8 years; Dwight B. Duke, 25 years; and Wallace G. Haislip, 14 years.

	Years of Service(1)
Average Annual Compensation	15	20	25	30	35
$125,000	$20,861	$24,822	$27,991	$30,368	$32,216
150,000	25,034	29,787	33,589	36,441	38,660
175,000	29,206	34,751	39,188	42,515	45,103
200,000	33,378	39,716	44,786	48,588	51,546
225,000	33,378	39,716	44,786	48,588	51,546
250,000	33,378	39,716	44,786	48,588	51,546
500,000	33,378	39,716	44,786	48,588	51,546

(1)	Scientific-Atlanta also maintains a Supplemental Executive Retirement Plan (“SERP”) for its executive officers, including Messrs. McDonald, Ecker, Wredberg, Duke and Haislip. Provisions of the SERP include a ten-year vesting requirement and a normal retirement age of 65. Benefits are based upon up to fifty percent of final average pay with offsets for the retirement plan, Social Security benefits and any retirement defined benefits payable from former employers.

Mr. McDonald has agreed to forgo certain of his vested SERP benefit and in lieu thereof receive a split-dollar life insurance arrangement insuring his and his spouse’s lives with a trust as the named beneficiary of such arrangement. In connection with such substitution of benefits under the SERP, Scientific-Atlanta paid $606,318 and $6,824,110 of life insurance premiums during fiscal years 2001 and 2002, respectively. During fiscal year 2003, Scientific-Atlanta made a final payment of $3,715,214 of life insurance premiums in connection with the substitution of benefits under the SERP by Mr. McDonald. During fiscal year 2003, $14,469 of income was imputed to Mr. McDonald in connection with these policies. The cost of these life insurance policies to Scientific-Atlanta has been actuarially determined and will not exceed the projected after-tax cost Scientific-Atlanta expected to incur in connection with the payments under the SERP for the vested benefit surrendered. Scientific-Atlanta will be reimbursed for the premiums paid no later than when the surviving insured dies.

The Omnibus Budget Reconciliation Act of 1993 (“OBRA”) changed the Internal Revenue Code by placing an annual maximum limit of $150,000 on the compensation which may be considered in determining a participant’s benefits. Previous to this change in the statute, the Internal Revenue Code allowed a maximum limit of $235,840 (i.e., $200,000, indexed for a cost of living adjustment). Effective July 1, 1994, Scientific-Atlanta adopted a non-qualified Restoration Retirement Plan to replace the benefits to certain participants that had been eliminated by the changes made to the Internal Revenue Code by OBRA. Thus, effective July 1, 1994, participants’ compensation, as defined in the Restoration Retirement Plan, in excess of the newly prescribed limit and up to what the limit would have been had OBRA not been enacted, will be considered under the Restoration Retirement Plan. Participants under the SERP will continue to have all compensation, as defined in the SERP, in excess of the maximum limit prescribed by the Internal Revenue Code considered in determining their pension benefits. The above table does not include any benefits under the Restoration Retirement Plan.

Agreements and Transactions with Certain Related Persons.    Scientific-Atlanta has letter agreements with Messrs. Ecker, Wredberg, Duke and Haislip which provide for the continuation of salary and certain benefits for a twelve-month period in the event of termination of employment without cause. Scientific-Atlanta also has agreements with Messrs. McDonald, Ecker, Wredberg, Duke and Haislip which provide for the payment of two times the executive’s compensation plus the continuation of the executive’s benefits for two years in the event the executive’s employment with Scientific-Atlanta is terminated within two years from the time of a change of control (as defined in the agreements) of Scientific-Atlanta, unless such termination is for cause.

Under our by-laws, we may indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Scientific-Atlanta. Scientific-Atlanta has also entered into indemnification agreements with our directors and executive officers that contractually obligates us to provide this indemnification to them. In addition, we maintain directors and officers liability insurance. During fiscal year 2003, we advanced legal expenses not covered by insurance to certain directors and officers in connection with a shareholder derivative suit and certain other legal proceedings described in our Form 10-K in an aggregate amount of approximately $478,000.

During fiscal year 2003, Jeffrey H. Taylor, a son-in-law of Mr. McDonald, was employed by Scientific-Atlanta as a Manager, Strategic Planning. Mr. Taylor was paid an aggregate salary and bonus of $87,558 for his services during the year. During fiscal year 2003, Robert B. Disney, a brother-in-law of Michael P. Harney, Senior Vice President; President, Subscriber Network Systems, was employed by Scientific-Atlanta as an Associate Staff Mechanical Engineer. Mr. Disney was paid an aggregate salary and bonus of $73,190.

Director Compensation

Annual Fees.    Each director who is not an employee receives a $50,000 annual cash retainer, paid quarterly, and $1,500 for each meeting of the board and each meeting of a committee he or she attends. Each committee chair receives an additional annual cash retainer of $5,000 paid quarterly, except that the chair of the Audit Committee receives $10,000. Non-employee directors may elect to defer all or a portion of their retainer and meeting fees under the Deferred Compensation Plan for Non-Employee Directors.

Non-Employee Director Stock Option Plan.    Under this option plan, an initial option to purchase 40,000 shares of Scientific-Atlanta common stock is granted to each non-employee director upon joining the Scientific-Atlanta Board. An option to purchase an additional 5,000 shares is granted to each such director on the date of each annual meeting of shareholders. The exercise price for each option is the composite closing price of Scientific-Atlanta common stock on the New York Stock Exchange on the grant date. Each option is exercisable as to 25 percent of the shares covered thereby after the expiration of one year following the date of grant and for an additional 25 percent of the shares after the expiration of each succeeding year, except that if a change of control occurs (as defined in the plan), all options become exercisable immediately. Options granted under this option plan may be exercised within a period of one year following the last day of the director’s board membership, and within three years following termination by death or mandatory retirement. If board membership ceases on account of early retirement, all unexpired options held by the director on the last day of the director’s board membership, which are then exercisable or would have been exercisable had the director continued as a member of the board for one additional year shall be immediately exercisable and remain exercisable for one year following the last day of the director’s membership and shall expire if not exercised within such one year. The options granted under this option plan are exercisable only by the non-employee director, except in certain limited circumstances.

Non-Employee Director Stock Plan.    This stock plan provides for the grant of a stock award of 500 shares of Scientific-Atlanta common stock and the grant of a retirement award of 1,500 shares of Scientific-Atlanta common stock to each non-employee director on the date of each annual meeting of shareholders. In addition, under this stock plan, each non-employee director may elect to receive up to 100 percent of his or her quarterly compensation, meeting fees and committee meeting fees from Scientific-Atlanta in the form of shares of Scientific-Atlanta common stock. Receipt of shares awarded as a stock award, retirement award or as an elective grant may be deferred under the Deferred Compensation Plan for Non-Employee Directors. Pursuant to the terms of this stock plan, each year non-employee directors must elect, as to his or her annual retirement award, either (a) to receive the 1,500 shares as restricted stock which cannot be sold or otherwise transferred for two years, or (b) to defer the 1,500 shares for at least two years under the Deferred Compensation Plan for Non-Employee Directors.

Other Arrangements.    In November 2002, Mr. Antonini retired from the Board. As a result, he did not receive the annual option and stock grants under the Non-Employee Director Stock Option Plan and the Non-Employee Director Stock Plan. In February 2003, the Board re-elected Mr. Antonini to the Board. As compensation for his service prior to the 2003 Annual Meeting, the Board granted Mr. Antonini a one-time cash award of $54,000, which he deferred into the stock sub-account under the Deferred Compensation Plan for Non-Employee Directors. The Board determined that the cash award was the cash equivalency amount of the annual option and stock grants prorated based on his service period.

PERFORMANCE GRAPH

The following graph shows a comparison of total return to shareholders for Scientific-Atlanta, the Standard & Poor’s Communications Equipment Index and the Standard & Poor’s 500 for Scientific-Atlanta’s last five fiscal years. The graph assumes that the value of investment in the Scientific-Atlanta common stock and in each index was $100 on June 27, 1998 and that all dividends were reinvested. The values in the graph below have been adjusted to take into account the two-for-one stock split in March 2000.

	1998	1999	2000	2001	2002	2003
S&P 500	$100	$124	$131	$112	$93	$93
S&P Comm. Equipment	$100	$175	$232	$54	$27	$28
Scientific-Atlanta	$100	$157	$601	$328	$134	$192

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is directly responsible for oversight of Scientific-Atlanta’s financial reporting and internal control. Management is responsible for the financial statements and the financial reporting process. The independent accountants are responsible for expressing an opinion that Scientific-Atlanta’s audited financial statements are fairly stated in conformity with accounting principles generally accepted in the United States.

In the performance of our oversight function, we have reviewed and discussed the audited financial statements with management. We have discussed with Ernst & Young LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as amended.

We have received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as amended, and have discussed with Ernst & Young its independence. We have also considered whether the provision of non-audit services provided by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Scientific-Atlanta’s Annual Report on Form 10-K for the year ended June 27, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

William E. Kassling, Chairman

Marion H. Antonini

Mylle H. Mangum

David J. McLaughlin

James V. Napier

Selection of Independent Accountant

As required by Section 301 of the Sarbanes-Oxley Act, the Audit Committee is directly responsible for the appointment, compensation and oversight of any work of the independent accountant of Scientific-Atlanta. In August 2003, the Audit Committee selected Ernst & Young LLP to be our independent accountant for the fiscal year ending July 2, 2004. Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Changes in Certifying Accountant

In April 2002, we appointed Ernst & Young as our independent accountant for fiscal year 2002, and in September 2002, we appointed Ernst & Young as our independent accountant for fiscal year 2003. The appointment of Ernst & Young was made by our Audit Committee and concluded an extensive evaluation process involving several audit firms after a formal Request For Proposal had been issued. In recommending the appointment of Ernst & Young, the Audit Committee considered the commitment and quality of the firm’s partners, the professional responses provided by the firm during its discussions with the Audit Committee and its absolute respect for integrity. Based on these factors, the Audit Committee determined that Ernst &Young would best represent the interests of the shareholders, the Board and Scientific-Atlanta.

Audit Fees

During fiscal year 2003, the aggregate fees billed by Ernst & Young for professional services rendered for the audit of Scientific-Atlanta’s annual consolidated financial statements were approximately $858,000.

Audit Related Fees

During fiscal year 2003, the aggregate fees billed by Ernst & Young for audit related fees, primarily for statutory audits of subsidiaries outside the United States and due diligence related to acquisitions, were approximately $650,000.

Financial Information Systems Design and Implementation Fees

During fiscal year 2003, Ernst & Young did not render professional services for financial information systems design and implementation.

All Other Fees

During fiscal year 2003, the aggregate fees billed by Ernst & Young for professional services rendered, other than as stated under the captions Audit Fees, Audit Related Fees and Financial Information Systems Design and Implementation Fees above, were approximately $590,000, primarily for tax services. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Ernst & Young.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by Ernst & Young for Scientific-Atlanta. In accordance with that policy, the Audit Committee has approved the provision of audit services by Ernst & Young for fiscal year 2004 and also has pre-approved the provision by Ernst & Young during fiscal year 2004 of certain audit-related, tax and permitted non-audit services, in each case after obtaining an understanding of the services and subject to a specific budget. In cases of future services, based on an understanding of the specific scope of the services, the chair of the Audit Committee has the delegated authority to pre-approve the provision of services, and such pre-approvals are then communicated to the full Audit Committee.

PROPOSAL NO. 2

APPROVAL OF 2003 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, there will be presented to the shareholders a proposal to adopt the 2003 Long-Term Incentive Plan (the “LTIP”). The Board of Directors unanimously approved the LTIP. The LTIP is intended to encourage officers and other employees of Scientific-Atlanta and its subsidiaries to acquire or increase their ownership of Scientific-Atlanta common stock on reasonable terms, to provide compensation opportunities for superior financial results and outstanding personal performance, to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of Scientific-Atlanta and its subsidiaries, and to assist in attracting and retaining the best available individuals to Scientific-Atlanta and its subsidiaries.

Approval of the LTIP requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal). Abstentions will not be counted for or against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL NO. 2. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Summary of Material Features of the LTIP

The following is intended to be merely a summary of the most important features of the LTIP. The full text of the LTIP appears in Appendix B for your reference.

Awards in the following forms may be granted under the LTIP:

•	Stock options, including incentive, nonqualified and indexed stock options;

•	Stock appreciation rights (“SARs”);

•	Restricted stock awards, including time-based and performance-based awards; and

•	Performance awards in the form of shares or units.

Awards under the LTIP may be granted to such officers (including officers who are members of the Board) and other employees of Scientific-Atlanta or any of its subsidiaries as the HRCC shall determine. As of June 27, 2003, Scientific-Atlanta and all of its subsidiaries employed a total of approximately 6,889 employees. Non-employee directors are not eligible to participate in the LTIP. The awards and benefits that will be granted to participants under the LTIP for any fiscal year are subject to the discretion of the HRCC and, therefore, are not determinable at this time. The “Option Grants in Last Fiscal Year” table on page 14 describes the option grants made by the HRCC to the named executive officers under the 1994 LTIP.

Key features of the LTIP include:

•	The LTIP is administered by the HRCC, which has the authority to (1) determine the employees to whom awards under the LTIP shall be granted; (2) determine the nature, amount, terms and conditions of the awards; and (3) interpret and determine any and all matters relating to the administration of the LTIP and the award grants.

•	The maximum number of shares of Scientific-Atlanta common stock authorized under the LTIP is 8,000,000 shares.

•	Restricted stock awards and performance share awards are limited to 3,000,000 shares in the aggregate.

•	No stock option award can vest until at least one year from the date of the grant.

•	There is a three-year minimum vesting period for any time-based restricted stock awards, unless the employee is a “new hire” or is terminated, provided that the HRCC approves the shorter vesting period.

•	At the time of grant, the exercise price of any option cannot be less than fair market value of the common stock on the date of the grant.

•	Stock options (other than indexed options) cannot be repriced without the prior approval of shareholders.

•	No one person may receive awards with respect to more than 3,000,000 shares in the aggregate over any three-fiscal year period. Nor may any person receive performance-based awards (other than options, performance shares and SARs) having a dollar value exceeding $10,000,000 for any performance period.

Amendment of LTIP

The LTIP may be amended at any time and from time to time by Scientific-Atlanta’s Board, provided that no amendment without the approval of Scientific-Atlanta’s shareholders shall be made if shareholder approval is required to comply with any tax, securities or regulatory law, rules of the exchange Scientific-Atlanta’s common stock is listed on or requirement with which the Board intends the LTIP to comply.

Change in Control

•	Upon a Change in Control (as defined in the LTIP) of Scientific-Atlanta:

-	all options and SARs then outstanding shall become immediately exercisable as of the date of the Change in Control, whether or not then exercisable;

-	all restrictions and conditions of all restricted stock awards then outstanding shall be deemed satisfied as of the date of the Change in Control; and

-	all performance awards shall be deemed to have been fully earned as of the date of the Change in Control.

•	The HRCC may at any time, and subject to such terms and conditions as it may impose:

-	grant awards that become exercisable only in the event of a Change in Control;

-	provide for awards to be exercised automatically and only for cash in the event of a Change in Control; and

-	provide in advance or at the time of a Change in Control for cash to be paid in settlement of any award in the event of a Change in Control.

Anti-dilution

In the event of changes in Scientific-Atlanta’s outstanding shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations or similar events or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding shares or other similar transactions, the number and class of shares available for awards under the LTIP in the aggregate, the number and class of shares subject to awards theretofore granted, the number of SARs granted, applicable purchase prices, applicable performance objectives for the performance periods not yet completed and performance levels and any portion of the payments related thereto, shall be equitably adjusted by the HRCC, in its discretion.

Federal Income Tax Consequences

The tax consequences of awards granted under the LTIP are complex. The following is a summary only of the general tax principles applicable to awards under the LTIP under United States federal law as in effect on the date of this Proxy Statement.

Options

There are no tax consequences to the optionee upon the grant of an option pursuant to the LTIP. There are no tax consequences to the optionee upon exercise of an incentive stock option, except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to alternative minimum tax. If the shares of Scientific-Atlanta common stock acquired through exercise of an incentive stock option are not disposed of within two years from the date the option was granted and within one year after the shares are transferred to the optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If all requirements other than the above described holding period requirements are met, a “disqualifying disposition” occurs and gain in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the option exercise price or (ii) the amount realized on disposition minus the option exercise price (except for certain “wash” sales, gifts or sales to related persons), is taxed as ordinary income and Scientific-Atlanta will be entitled to a corresponding deduction in an amount equal to the optionee’s ordinary income at that time. The gain in excess of this amount, if any, will be characterized as short-term or long-term capital gain depending on whether the optionee held the shares for more than one year.

Other than incentive stock options, all options granted under the LTIP will be taxed as non-qualified options. Upon the exercise of a non-qualified option, the optionee will recognize taxable income in the amount by which the then fair market value of the shares of Scientific-Atlanta common stock acquired exceeds the option exercise price, with Scientific-Atlanta being entitled to a deduction in an equal amount.

The amount of such taxable income will be characterized as compensation income to the optionee. Upon the subsequent disposition of the Scientific-Atlanta common stock, the optionee will recognize gain or loss, which will be characterized as capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and his or her basis for the shares (the basis being equal to the sum of the price paid for the stock and the amount of income realized upon exercise of the option) provided the shares are held as a capital asset. Any capital gain or loss to the optionee will be characterized as long-term or short-term, depending upon whether his or her holding period for tax purposes exceeds one year.

Stock Appreciation Rights

The amount of any cash (or the fair market value of any common stock) received by the holder of SARs upon the exercise of SARs under the LTIP will be subject to ordinary income tax in the year of receipt and Scientific-Atlanta will be entitled to a deduction for such amount. Any disposition of unrestricted shares by an employee after the employee recognizes ordinary income from receiving such shares in settlement of a SAR will result in a short-term or long-term capital gain or loss (depending on whether the employee held the shares for more than one year).

Restricted Stock Awards

An employee who has been awarded restricted stock will not recognize taxable income at the time of the award unless he elects otherwise. If the recipient elects to be taxed at the time of the award, Scientific-Atlanta will be entitled to a corresponding deduction at that time. Otherwise, at the time restrictions applicable to the restricted stock award lapse, the employee will recognize ordinary income and Scientific-Atlanta will then be entitled to a corresponding deduction. Whenever such taxation occurs, the recipient’s income and Scientific-Atlanta’s deduction will be equal to the fair market value of such stock at such time. Dividends paid on the restricted stock during the period the shares are held in escrow will generally be ordinary compensation income to the recipient of the restricted stock and deductible as such by Scientific-Atlanta. Any disposition of unrestricted shares by an employee after the employee recognizes ordinary income from a restricted stock award will then result in a short-term or long-term capital gain or loss (depending on whether the employee held the unrestricted shares for more than one year after incurring ordinary income).

Performance Awards

An employee who has been granted a performance award will not recognize taxable income, and Scientific-Atlanta will not be entitled to a deduction at the time of the grant. At the time the employee is entitled to the performance award, the employee will recognize ordinary income equal to the sum of the cash and fair market value of the shares of the common stock at such time, and Scientific-Atlanta will be entitled to a corresponding deduction. To the extent performance awards are paid in shares of restricted common stock, the Federal income tax consequences described above applicable to restricted stock awards will apply.

Officers and Directors Subject to Section 16(b) Liability

Special rules may apply to officers and directors subject to liability under Section 16(b) of the Exchange Act that may prevent the recognition of income by such individuals and the corresponding deduction by Scientific-Atlanta before the date six months following the grant of an option or SAR or the receipt of restricted stock or shares pursuant to a performance award (unless the employee receives the shares before that date and elects to be taxed upon such receipt).

Federal Income and Employment Tax Withholding

The taxable income that employees recognize pursuant to awards under the LTIP (other than incentive stock options) is subject to withholding for federal income tax purposes. Accordingly, at the time an employee incurs income taxation, Scientific-Atlanta generally must deduct from payments or shares otherwise due to the employee the amount of employment and income taxes required to be withheld by virtue of such income taxation. The employee may instead make other arrangements regarding the payment of such taxes to Scientific-Atlanta.

Limitations on Deductions

Scientific-Atlanta’s deductions may be limited (and employees receiving awards may be subject to an excise tax) to the extent that benefits under the LTIP become payable or subject to accelerated vesting as a result of a change in control of Scientific-Atlanta. Section 162(m) of the Code may also limit Scientific-Atlanta’s deductions for income arising from awards under the LTIP, although it is anticipated that awards will be structured to avoid any loss of deductions under that section.

General Tax Law Considerations

The preceding paragraphs are intended to be merely a summary of the most important United States federal income tax consequences concerning the grant of awards under the LTIP and the disposition of shares of common stock issued under the LTIP in existence as of the date of this Proxy Statement. Therefore, participants in the LTIP should review the current tax treatment with their individual tax advisors at the time of the grant, exercise or any other transaction relating to any award or underlying stock issued under the LTIP.

Set forth in the table below is certain information about securities issuable under Scientific-Atlanta’s equity compensation plans as of June 27, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,802,186	$29.78	2,637,916
Equity compensation plans not approved by security holders	10,715,079	$34.76	918,474

Total	21,517,265	$32.26	3,556,390

Under the 1996 Stock Option Plan, options may be granted covering up to 15,000,000 shares of common stock. Options are granted by the HRCC to key personnel for the purchase of the stock at the fair market value of the shares on the dates of grant. Options granted under the 1996 Stock Option Plan vest in four equal annual installments beginning on the date of grant.

CERTAIN BENEFICIAL OWNERSHIP

The following table sets forth information, as of September 1, 2003, as to shares of Scientific-Atlanta common stock held by persons known to us to be the beneficial owners of more than five percent of Scientific-Atlanta common stock based upon information publicly filed by such persons:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Private Capital Management, L.P. 8889 Pelican Bay Blvd. Naples, Florida 34108	19,197,746	12.6	%(1)
Barclays Global Investors, NA. 45 Fremont Street San Francisco, California 94105	8,461,315	5.5	%(2)

(1)	Based on a Schedule 13G Amendment No. 3 dated February 15, 2003 filed by Private Capital Management, L.P., Bruce S. Sherman and Gregg J. Powers. Private Capital Management and Messrs. Sherman and Powers have shared voting power over 18,774,746 shares and shared dispositive power over 18,774,746 shares. The percent of class was computed by the beneficial owner as of the date immediately preceding the filing of its Schedule 13G with the SEC.

(2)	Based on a Schedule 13G dated February 10, 2003 filed by Barclays Global Investors, NA., et al., Barclays Global Investors, NA. has sole voting and dispositive power over all of these shares. The percent of class was computed by the beneficial owner as of the date immediately preceding the filing of its Schedule 13G with the SEC.

The following table sets forth, as of September 1, 2003, unless otherwise indicated, information regarding the beneficial ownership of Scientific-Atlanta common stock held by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

Name of Beneficial Owner	Amount of Beneficial Ownership(1)
Marion H. Antonini	177,814	(2)
James I. Cash, Jr.	35,077	(3)
David W. Dorman	48,789	(4)
William E. Kassling	111,976	(5)
Mylle H. Mangum	85,363	(6)
James F. McDonald	2,424,652	(7)
Terence F. McGuirk	35,250	(8)
David J. McLaughlin	51,320	(9)
James V. Napier	131,127	(10)
Sam Nunn	70,281	(11)
H. Allen Ecker	356,498	(12)
Conrad J. Wredberg, Jr.	482,299	(13)
Dwight B. Duke	206,467	(14)
Wallace G. Haislip	291,064	(15)
All Directors and Executive Officers as a Group (22 persons)	5,786,474	(16)

As of June 27, 2003, the total shares beneficially owned by each individual director and executive officer constituted less than 1.0% of the outstanding Scientific-Atlanta common stock, except that the shares beneficially owned by Mr. McDonald constituted 1.6% of the outstanding Scientific-Atlanta common stock. The aggregate shares beneficially owned by all directors and executive officers as a group represented approximately 3.8% of the outstanding common stock.

(1)	Except as indicated below, each person has sole voting and dispositive power with respect to the shares shown in this column. The number of shares beneficially owned shown in this column, among other things:

•	Includes shares held in a dividend reinvestment plan with respect to which a beneficial owner has voting and dispositive power.

•	Includes restricted stock held by the beneficial owner. Directors and executive officers holding restricted stock have the right to vote the shares and to receive dividends on the shares, but do not have the right to dispose of such shares prior to vesting.

•	Includes shares held in the Scientific-Atlanta Voluntary Employee Retirement and Investment Plan (the 401(k) plan) by executive officers, who have voting and dispositive power over these shares.

•	Does not include stock awards deferred into an award sub-account and cash compensation deferred into a stock sub-account under the Deferred Compensation Plan for Non-Employee Directors by non-employee directors, who do not have the right to vote or dispose of these deferred shares.

(2)	Includes 1,500 shares of restricted stock and 65,000 shares of common stock that may be acquired by Mr. Antonini upon exercise of stock options exercisable as of October 31, 2003. Does not include 79,763 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(3)	Includes 1,500 shares of restricted stock, 7,500 shares of common stock held through a Keogh Plan and 21,250 shares of common stock that may be acquired by Dr. Cash upon exercise of stock options exercisable as of October 31, 2003. Does not include 1,500 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(4)	Includes 41,250 shares of common stock that may be acquired by Mr. Dorman upon exercise of stock options exercisable as of October 31, 2003. Does not include 10,500 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(5)	Includes 66,250 shares of common stock that may be acquired by Mr. Kassling upon exercise of stock options exercisable as of October 31, 2003. Does not include 22,254 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

(6)	Includes 66,250 shares of common stock that may be acquired by Ms. Mangum upon exercise of stock options exercisable as of October 31, 2003. Does not include 19,500 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(7)	Includes 2,277,141 shares of common stock that may be acquired by Mr. McDonald upon exercise of stock options exercisable as of October 31, 2003.

(8)	Includes 3,000 shares of restricted stock and 21,250 shares of common stock that may be acquired by Mr. McGuirk upon exercise of stock options exercisable as of October 31, 2003.

(9)	Includes 1,412 shares of common stock held by Mr. McLaughlin’s daughter, 400 shares of common stock held by Mr. McLaughlin’s spouse, 1,500 shares of restricted stock and 16,250 shares of common stock that may be acquired by Mr. McLaughlin upon exercise of stock options exercisable as of October 31, 2003. Does not include 60,861 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(10)	Includes 81,250 shares of common stock that may be acquired by Mr. Napier upon exercise of stock options exercisable as of October 31, 2003. Does not include 79,977 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(11)	Includes 61,250 shares of common stock that may be acquired by Mr. Nunn upon exercise of stock options exercisable as of October 31, 2003. Does not include 34,224 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(12)	Includes 309,495 shares of common stock that may be acquired by Dr. Ecker upon exercise of stock options exercisable as of October 31, 2003.

(13)	Includes 482,299 shares of common stock that may be acquired by Mr. Wredberg upon exercise of stock options exercisable as of October 31, 2003.

(14)	Includes 204,902 shares of common stock that may be acquired by Mr. Duke upon exercise of stock options exercisable as of October 31, 2003.

(15)	Includes 258,283 shares of common stock that may be acquired by Mr. Haislip upon exercise of stock options exercisable as of October 31, 2003.

(16)	Includes 7,500 shares of restricted stock and 4,993,068 shares of common stock that may be acquired by directors and executive officers upon exercise of stock options exercisable as of October 31, 2003. Does not include 309,079 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the officers, directors, and shareholders of Scientific-Atlanta who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish Scientific-Atlanta with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations submitted by the reporting persons, we believe that during the last fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Wredberg reported one transaction one day late on Form 4.

OTHER MATTERS

The Board knows of no other matters that are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

FORM 10-K ANNUAL REPORT

A copy of Scientific-Atlanta’s Annual Report on Form 10-K, including financial statements and schedule, filed with the SEC for the fiscal year ended June 27, 2003, is included in the annual report to shareholders that accompanies these proxy materials. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of Scientific-Atlanta’s expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to Michael C. Veysey, Senior Vice President and Corporate Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2004 ANNUAL MEETING

For a shareholder’s proposal to be included in our Proxy Statement and form of proxy for the 2004 annual meeting of shareholders, the proposal must be submitted in writing to Michael C. Veysey, Senior Vice President and Corporate Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044, by no later than June 22, 2004.

In accordance with Scientific-Atlanta’s By-Laws, shareholders who do not submit a proposal for inclusion in the Proxy Statement, as described in the previous paragraph, but who intend to present a proposal, nomination for director or other business for consideration at the 2004 annual meeting, are required to notify the Secretary of Scientific-Atlanta of their proposal, nomination or other business by no later than sixty (60) days (expected to be September 8, 2004) and no earlier than ninety (90) days (expected to be August 9, 2004) prior to the 2004 annual meeting. Scientific-Atlanta’s By-Laws contain detailed requirements that the shareholder’s notice must satisfy. Any shareholder notice and any request for a copy of Scientific-Atlanta’s By-Laws should be in writing and addressed to Michael C. Veysey, Senior Vice President and Corporate Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044.

By Order of the Board of Directors,

Michael C. Veysey

Senior Vice President and Corporate Secretary

October 2, 2003

APPENDIX A

SCIENTIFIC-ATLANTA, INC. AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee shall be to assist the Board of Directors of Scientific-Atlanta, Inc. (the “Company”) in its oversight over, and serving as an independent, objective check and balance on, the Company’s financial reporting and internal control. In particular, the purpose of the Audit Committee (the “Committee”) shall be to assist the Board in its oversight of:

•	The integrity of the financial statements and information of the Company, including the audited annual and the unaudited quarterly financial statements of the Company;

•	The independence, qualifications, performance and compensation of the Company’s Independent Accountant;

•	The performance of the Company’s internal audit function and the Vice President of Internal Audit (the “Internal Auditor”); and

•	The Company’s compliance with legal, regulatory and internal Company policies and the performance of the Vice President and Chief Compliance Officer (the “Compliance Officer”).

Membership

The Committee shall be comprised of at least three directors appointed by the Board. The Board shall appoint only members who are qualified under the independence, financial literacy, accounting or related financial management expertise, and other applicable governance rules, regulations or standards adopted by the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). In addition, the Board of Directors shall appoint at least one member of the Committee that qualifies as a financial expert under the SEC rules promulgated under Section 407 of the Sarbanes-Oxley Act of 2002 (the “Act”).

The Committee members, one of whom shall be Chairman, shall be appointed annually at the meeting of the Board immediately following the annual meeting of shareholders. Committee members may be removed by the Board at any time in its discretion.

Authority

The Committee shall be directly responsible for the appointment, compensation, retention, dismissal and oversight of the work of any public accounting firm engaged (including the resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “Independent Accountant”). The Independent Accountant shall report directly to the Committee.

The Committee shall have the authority to carry out its responsibilities under this charter and to conduct investigations of matters within the scope of its functions. The Committee shall have the authority to obtain advice and assistance from external legal, accounting or other advisors it deems appropriate in its sole discretion. After consulting with the Board of Directors, the Committee shall have authority to redress identified violations of the Company’s internal policies, including the Code of Conduct and other compliance policies. The Company shall provide appropriate funding for the Committee to carry out its duties.

Responsibilities

In furtherance of its purpose, the Committee shall have the following responsibilities:

A.    Documents, Reports and Reviews

1.	Review quarterly results which will be included in the earnings press release prior to distribution to the public. This review will be performed by the Chairman or his designee.

2.	Review the annual audited financial statements and quarterly financial statements with management and the Independent Accountant, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing such statements with the SEC.

3.	Prepare the annual Committee Report for inclusion in the Company’s proxy statement, in accordance with all applicable rules and regulations.

4.	Review and reassess on an annual basis the adequacy of the Committee charter with respect to applicable NYSE, SEC and other corporate governance standards.

5.	Review periodically the adequacy of the Internal Audit charter and the Compliance Officer charter.

6.	Meet separately, at least once a year, with the Internal Auditor, the Compliance Officer and the Independent Accountant.

7.	Conduct periodic performance self-evaluation as directed by the Governance Committee.

8.	Review annual performance evaluations of the Internal Auditor and the Compliance Officer as prepared by the Chief Financial Officer and the Chief Legal Officer, respectively.

B.	Independent Accountant

1.	Engage and dismiss the Independent Accountant in its sole discretion.

2.	Establish and maintain pre-approval procedures for all auditing services and non-audit services provided to the Company by the Independent Accountant in accordance with the SEC rules and regulations promulgated under Section 202 of the Act.

3.	Establish compensation to the Independent Accountant for audit and non-audit services.

4.	Review with management and the Independent Accountant the annual audit scope, significant accounting policies and audit conclusions.

5.	Provide a basis for direct exchanges of views and information between the Committee and the Independent Accountant concerning unresolved differences between management and the Independent Accountant arising from the audit, any failure of internal controls, or any other significant financial or accounting matters.

6.	Review periodic reports from the Independent Accountant provided in accordance with Section 204 of the Act regarding:

•	All critical accounting policies and practices;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Accountant; and

•	Other material written communications between the Independent Accountant and management, such as any management letter or schedule of unadjusted differences.

7.	Review compliance by the Independent Accountant with independence requirements under applicable NYSE and SEC rules and regulations. The Committee is responsible for ensuring that the Independent Accountant submits on an annual basis to the Committee a formal written statement delineating all relationships between such Independent Accountant and the Company and the Committee is responsible for actively engaging in a dialog with the Independent Accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Accountant and for recommending that the Board of Directors take appropriate action in response to the Independent Accountant’s report to satisfy itself of the Independent Accountant’s independence.

8.	Review the overall performance of the Independent Accountant.

9.	Review periodically with management policies with respect to hiring former employees of the Independent Accountant.

C.	Financial Reporting, Auditing and Internal Controls

1.	Review with the Independent Accountant, the Internal Auditor and management, the integrity of the Company’s financial reporting processes and disclosure controls.

2.	Review with the Independent Accountant, the Internal Auditor and management, the adequacy and effectiveness of the Company’s internal controls to ensure completeness and accuracy of the Company’s financial statements and compliance with Section 404 of the Act.

3.	Prior to filing Form 10-K, review with the Independent Accountant and the Internal Auditor the matters required under Statement of Auditing Standards Nos. 61, 89 and 90, as amended, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and any significant unresolved disagreements with management.

4.	Discuss annually with management the Company’s procedures with respect to risk assessment and risk management.

D.	Internal Audit

1.	Approve the hiring, reassignment or dismissal of the Internal Auditor. The Internal Auditor will report to the Committee and the Chief Financial Officer. The Chief Financial Officer will have day-to-day management responsibility for the Internal Auditor.

2.	Provide a basis for direct exchanges of views and information between the Committee and the Internal Auditor concerning significant uncorrected failures of internal control, improper conduct or other significant financial or accounting matters, which in the opinion of the Internal Auditor, are not receiving adequate management attention.

3.	Monitor Company’s internal controls, and, in that connection, receive quarterly reports from the Internal Auditor.

4.	Review and approve an annual audit plan prepared by the Internal Auditor regarding objectives, activities, organizational structure, qualifications and staffing of the internal audit department. Review and approve any major changes to the scope of the audit plan.

5.	Review and approve an annual budget for Internal Audit that contains resources necessary to complete the annual audit plan.

E.	Compliance and Legal

1.	Approve the hiring, reassignment or dismissal of the Compliance Officer. The Compliance Officer will report to the Audit Committee and the Chief Legal Officer. The Chief Legal Officer will have day-to-day management responsibility for the Compliance Officer.

2.	Provide a basis for direct exchanges of views and information between the Committee and the Compliance Officer concerning significant uncorrected noncompliance with legal, regulatory and internal Company policies, which in the opinion of the Compliance Officer, are not receiving adequate management attention.

3.	Monitor compliance with the Company’s Code of Conduct and its Corporate Compliance Policy, and, in that connection, receive quarterly reports from the Compliance Officer.

4.	Ensure the Company maintains an appropriate ethics and compliance program as it pertains to the integrity of the Company’s financial reporting processes, both internal and external, and to perform an annual review of its effectiveness.

5.	Review and approve an annual operating plan prepared by the Compliance Officer regarding objectives, activities, organizational structure, and qualifications and staffing of the corporate compliance function. Review and approve any major change in the scope of the annual operating plan.

6.	Review and approve an annual budget for Corporate Compliance that contains resources necessary to complete the annual operating plan.

7.	Review and discuss with management, Chief Legal Officer and the Independent Accountant any significant issues raised by the Chief Legal Officer concerning litigation, contingencies, claims or assessments.

8.	Establish and maintain whistleblower procedures for reporting concerns and violations under Sections 301 and 307 of the Act that address:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters; and

•	the receipt, retention and treatment of complaints received by the Company through the up-the-ladder reporting requirements that require certain attorneys to report evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any Company agent.

9.	Provide assistance to the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices. Report regularly to the full Board of Directors as to the foregoing when appropriate.

Meetings

There will be a minimum of five regular meetings per calendar year. In addition, special meetings may be called by the Chairman as needed. The agenda for each meeting shall be as necessary for the Committee to carry out its duties under this charter.

APPENDIX B

2003 LONG-TERM INCENTIVE PLAN OF SCIENTIFIC-ATLANTA, INC.

1.	PURPOSE OF THE PLAN. This 2003 Long-Term Incentive Plan of Scientific-Atlanta, Inc. (henceforth referred to as “the Plan”), effective as of the date the Plan is approved by the Company’s shareholders in accordance with Section 25 (“the Effective Date”) is intended to encourage officers and other employees of Scientific-Atlanta, Inc. (henceforth referred to as “the Company”) and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms, to provide compensation opportunities for superior financial results and outstanding personal performance, to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and to assist in attracting and retaining the best available individuals to the Company and its Subsidiaries.

2.	DEFINITIONS. When used herein, the following terms shall have the meaning set forth below.

2.1	“Affiliate” means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

2.2	“Award” means an Option, Performance Award, Performance Share, Performance Unit, Restricted Stock Award, Restricted Stock Unit, or Stock Appreciation Right, whether granted separately, in conjunction with, or in tandem with another Award pursuant to the Plan.

2.3	“Award Letter” means a written letter, agreement or other notice in such form as may from time to time be hereafter approved by the Committee, which Award Letter shall set forth the terms and conditions of an Award under the Plan.

2.4	“Board” means the Board of Directors of the Company.

2.5	“Change in Control” shall mean the occurrence of any of the following events:

2.5.1	The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided, however, that for purposes of this paragraph (a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

2.5.2	The individuals who are members of the Incumbent Board cease for any reason to constitute at least two-thirds of the Board; or

2.5.3	Approval by shareholders of the Company of:

2.5.3.1	A merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or

2.5.3.2	A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

2.5.4	Notwithstanding anything in this Section 2.5 to the contrary, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by:

2.5.4.1	A trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or

2.5.4.2	Any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

2.5.5	Moreover, notwithstanding anything in this Section 2.5 to the contrary, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.6	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

2.7	“Committee” means the Human Resources and Compensation Committee of the Board or any other committee appointed by the Board whose member or members meet the requirements for eligibility to serve set forth in Section 4 of the Plan and which is vested by the Board with responsibility for the administration of the Plan; provided, however, that only those members of the committee of the Board who participate in decisions relative to Awards under this Plan shall be deemed to be part of the “Committee” for purposes of this Plan.

2.8	“Company” means Scientific-Atlanta, Inc.

2.9	“Dividend Right” means the right of a Participant to receive an amount equal to the dividend which would be payable to the holder of a Share, pursuant to such terms and conditions as may be established pursuant to this Plan and the determination of the Committee.

2.10	“Employees” means officers (including officers who are members of the Board) and other individuals who the Company or any of its Subsidiaries treats as an employee for income tax reporting purposes, regardless of their status under common law.

2.11	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

2.12

“Fair Market Value” means, with respect to the Shares, the closing sale price of such Shares on the New York Stock Exchange four o’clock PM (EST) closing price on the date(s) in question, or, if the Shares shall not have been traded on any such date(s), the closing sale price on the New York Stock Exchange on the first day prior thereto on which the Shares were so traded or if the Shares are not traded on the New York

Stock Exchange, such other amount as may be determined by the Committee by any fair and reasonable means. Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

2.13	“Incumbent Board” means the individuals who as of the Effective Date, were members of the Board and any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided, further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office:

2.13.1	As a result of either an actual or threatened “election contest” (within the meaning of Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), or;

2.13.2	With the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest.

2.14	“Incentive Stock Option” means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422 of the Code.

2.15	“Indexed Option” means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index, as determined by the Committee. In no event shall the exercise price at the time of grant be less than the Fair Market Value on the date of grant.

2.16	“Mature Shares” shall mean Shares which have been held by the Participant for a period of at least six (6) months and one (1) day after such Shares are issued, or, in the case of Restricted Stock, vested.

2.17	“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

2.18	“Option” means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.19	“Parent” means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the Company if each of the corporations other than the employer corporation owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.20	“Participant” means any Employee to whom a grant of an Award has been made and is outstanding under the Plan.

2.21	“Performance Award” means Performance Units, Performance Shares or either or both of them.

2.22

“Performance Objectives” means the specific targets and objectives established by the Committee under one or more, or a combination of or ratio between, any key elements contained in or derived from the Company’s income statement, balance sheet and/or cash flow statement, or the equivalent measure in a business unit or function of the company, including but not limited to sales or revenue, bookings, gross margin, costs and expenses, working capital, inventory, pre-tax and after-tax income, increase in cash, return on equity, return on assets, return on capital, earnings per share, return on sales, total shareholder return and net income. These targets and objectives may represent performance vs. plan, performance vs.

historical performance or performance vs. a peer group of comparable companies established by the Committee. Results against targets and objectives shall be determined and measured in accordance with generally accepted accounting principles as utilized by the Company in its reports filed under the Exchange Act.

2.23	“Performance Period” means a period of time established by the Committee for which Performance Objectives have been established, of not less than one nor more than ten consecutive Company fiscal years.

2.24	“Performance Share” means a right, granted to a Participant under Section 12 of the Plan, that may be paid out as a Share.

2.25	“Performance Unit” means a right, granted to a Participant under Section 12 of the Plan, that may be paid entirely in cash, entirely in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

2.26	“Plan” means this Long-Term Incentive Plan.

2.27	“Regulation T” means Part 220, Chapter II, Title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

2.28	“Restricted Stock Award” means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Award Letter and the Plan. Restricted Stock Awards are subject to restrictions which lapse over time.

2.29	“Restricted Stock Unit” means the right to receive an Award, denominated in cash but payable in Shares but subject to forfeiture and/or other restrictions set forth in the related Award Letter and the Plan. Restricted Stock Units are subject to restrictions which lapse over time.

2.30	“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations of the Exchange Act (or any successor rule or regulation).

2.31	“SAR” or “Stock Appreciation Right” means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination of cash and Shares, as determined or approved by the Committee in its sole discretion, no greater than the excess, if any, of the Fair Market Value of a Share on the date the SAR is exercised, over the SAR Base Price.

2.32	“SAR Base Price” means the Fair Market Value of a Share on the date a SAR was granted, or if the SAR was granted in tandem with an Option (whether or not the Option was granted on a different date than the SAR), in the Committee’s discretion, the option price of a Share subject to the Option.

2.33	“Securities Act” means the Securities Act of 1933, as amended from time to time, and reference to any specific provisions of the Securities Act shall refer to the corresponding provisions of the Securities Act as it may hereafter be amended or replaced.

2.34	“Share” or “Shares” means a share or shares of the Company’s $0.50 par value common stock together with associated preferred stock rights, any security of the Company issued in lieu of or in substitution of such common stock or, if by reason of the adjustment provisions contained herein any rights under an Award under the Plan pertain to any other security, such other security.

2.35	“Subsidiary” or “Subsidiaries” means any corporation other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.36	“Successor” means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

2.37	“Ten-Percent Shareholder” means an individual who “owns” as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of (i) the Company; (ii) if applicable, a Subsidiary, or (iii) if applicable, the Parent.

2.38	“Term” means the period during which a particular Award may be exercised.

3.	STOCK SUBJECT TO THE PLAN.

3.1	MAXIMUM NUMBER OF SHARES TO BE AWARDED. The maximum number of Shares in respect for which Awards may be granted under the Plan shall be eight million (8,000,000) Shares.

3.1.1	Such Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company.

3.1.2	The number of SARs payable in cash and the number of units payable in cash under the Plan shall be counted when computing the total number of Shares available for Awards under the Plan.

3.2	CERTAIN LIMITATIONS. The maximum number of Shares with respect to which Options and SARs payable in Shares which may be granted during any three fiscal year period to any Employee shall not exceed 3,000,000. The maximum dollar value with respect to which Awards (other than Options, Performance Shares and SARs payable in Shares) that are intended to qualify as performance-based compensation under Code Section 162(m)(4)(C) which may be paid to any Employee for any particular Performance Period shall be Ten Million Dollars ($10,000,000). The maximum number of Shares which may be issued pursuant to the Plan as Restricted Stock, Restricted Stock Units or Performance Shares shall be 3,000,000.

3.3	SHARES UNDERLYING EXPIRED, CANCELLED OR UNEXERCISED AWARDS. Any Shares subject to issuance upon exercise of an Option or SAR, but which are not issued because of a surrender, cancellation, lapse, expiration or termination of any such Option or SAR prior to issuance of the Shares, or any Shares subject to a SAR paid in cash, shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued or issuable pursuant to a Restricted Stock Award or Performance Award which are subsequently forfeited or not issued pursuant to the terms of the grant shall once again be available for issuance in satisfaction of Awards. If Shares issued as Restricted Stock, Restricted Stock Units, or Performance Shares are forfeited or not issued pursuant to the Plan, they shall not be debited against the 3,000,000 limit on such Awards pursuant to Section 3.2.

4.	ADMINISTRATION OF THE PLAN.

4.1	MEMBERSHIP. The Board shall appoint the Committee, which shall be comprised of one (1) or more directors or such greater number of directors as may be required under applicable law and determined by the Board. In respect of any decisions regarding an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall be comprised of no less than two (2) members, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee, consistent with the qualifications listed above.

4.2

COMMITTEE AUTHORITY. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Options,

Shares, Performance Units, Restricted Stock Units or SARs to be covered by each of the Awards, and the terms (including restrictions and/or Performance Objectives) of any such Award; to amend or cancel Awards (subject to Section 21 of the Plan); to extend or accelerate the vesting or exercisability of Awards or extend the term of any Award within the maximum ten-year term of Awards (subject to the restrictions in Section 6.3); to require the cancellation or surrender of any Award previously granted under this Plan or any other plans of the Company as a condition to the granting of an Award; to construe or interpret the Plan, any Award Letter and any documents defining the rights and obligations of the Company and any Participant in connection with the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable, including the ability to delegate administrative functions to an officer of the Company. All determinations and decisions by the Committee in the exercise of its powers shall be final, binding and conclusive.

4.3	OFFICER COMMITTEE. An officer committee consisting of the Company’s chief human resources officer, chief legal officer and chief financial officer is authorized to make any non-substantive or administrative amendments to the Plan necessary to carry out the administration of the Plan.

4.4	REPRICING OF OPTIONS AND SAR BASE PRICE. No change in the exercise price of a Stock Option (other than the change in the exercise price of an Indexed Option based on the movement of the underlying index) or in the SAR Base Price shall be made without the expressed approval of the shareholders of the Company. Notwithstanding this section, if there is a change in the capitalization of the Company, any outstanding Awards may be adjusted pursuant to Section 16 of the Plan.

4.5	LIMITS ON LIABILITY. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

5.	EMPLOYEES TO WHOM AWARDS MAY BE GRANTED.

5.1	Awards may be granted in each year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine.

5.2	Receipt of an Award by an Employee in one year neither guarantees nor implies that the Employee shall be eligible to receive an Award in any subsequent year.

6.	STOCK OPTIONS.

6.1	TYPES OF OPTIONS.

6.1.1	Options granted under this Plan may be Incentive Stock Options or Non-Qualified Stock Options. In addition, Non-Qualified Stock Options may be issued as Indexed Options.

6.1.2	The Award Letter for an Option shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option, or a combination of Incentive Stock Options and Non-Qualified Stock Options. Any Option not specifically designated as an Incentive Stock Option shall be treated as a Non-Qualified Stock Option by the Company and the Participant to whom the Option is granted for federal income tax purposes.

6.2	OPTION PRICE. The option price per Share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

6.2.1	Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, is a Ten-Percent Shareholder, then the option price per Share of such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Incentive Stock Option on the date the Incentive Stock Option is granted.

6.2.2	In the case of an Indexed Option, the Committee shall determine the exercise price of such Indexed Option and the terms and conditions that affect, if any, any adjustments to the exercise price of such Indexed Option, but under no circumstances shall the Committee set the exercise price at the time of grant at less than Fair Market Value on the date of the grant.

6.3	TERM OF OPTIONS. Options granted hereunder shall be exercisable for a Term expiring on the tenth anniversary of the date of grant and shall be subject to earlier termination as hereinafter provided, or such lesser term as may be specified in an Award Letter issued hereunder. No Option shall become exercisable before than the first anniversary of the date of the grant. The full vesting period for any Option shall not be less than the third anniversary of the date of grant and no more than one-third of the Shares granted in the Option shall vest in any one year. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, is a Ten-Percent Shareholder, then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant and shall be subject to earlier termination as hereinafter provided.

6.4	LIMIT ON FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS. In any calendar year, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (such Fair Market Value being determined as of the date of grant of the Option in question) of the Shares with respect to which Incentive Stock Options first become exercisable by the Employee during any calendar year (under all such plans of the Employee’s employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds the maximum amount allowed pursuant to Section 422 of the Internal Revenue Code (as from time to time amended). For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 6.4, shall be a Non-Qualified Stock Option to the extent that a portion of the Option exceeds this limitation.

7.	STOCK APPRECIATION RIGHTS.

7.1	GRANT OF SAR. The Committee, in its discretion, may grant an Employee a SAR either on a free-standing basis or in tandem with an Option. The Committee, in its discretion, may grant a SAR in tandem with an Option either at the time the Option is granted or at any time thereafter, so long as the grant of the SAR is made during the period in which grants of SARs may be made under the Plan. The Committee, in its discretion, may grant a SAR in tandem with an Option, which is exercisable either in lieu of, or in addition to, exercise of the related Option.

7.2	LIMITATIONS ON EXERCISE. Each SAR granted in tandem with an Option shall be exercisable to the extent, and only to the extent, the related Option is exercisable and shall be for such Term as the Committee may determine (which Term, which is not to exceed the tenth anniversary of the date of the grant, may expire prior to the Term of the related Option). Each SAR granted on a stand alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine. The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine and which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, and limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR. The Company’s obligation to any Participant exercising a SAR may be paid in cash or Shares, or partly in cash or Shares, at the sole discretion of the Committee, or as defined in the Award Letter at the time of the Award. If, and to the extent that, Shares are issued in satisfaction of amounts payable on exercise of a SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

7.3	SARS IN TANDEM WITH INCENTIVE STOCK OPTIONS. With respect to SARs granted in tandem with Incentive Stock Options, the following shall apply:

7.3.1	No SAR shall be exercisable unless the Fair Market Value of the Shares on the date of exercise exceeds the option price of the related Incentive Stock Option.

7.3.2	In no event shall any amounts paid pursuant to the SAR exceed the difference between the Fair Market Value of the Shares on the date of exercise and the exercise price of the related Incentive Stock Option.

7.3.3	The SAR must expire no later than the last date the related Incentive Stock Option can be exercised.

7.4	SURRENDER OF OPTION OR SAR GRANTED IN TANDEM. If the Award Letter related to the grant of a SAR in tandem with an Option provides that the SAR can only be exercised in lieu of the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall be deemed surrendered and shall not thereafter be exercisable. If the Award Letter related to the grant of a SAR in tandem with an Option provides that the SAR can be exercised in addition to, or separate from, the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall not be deemed surrendered and shall continue to be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall not be deemed surrendered and shall continue to be exercisable.

8.	EXERCISE OF RIGHTS UNDER OPTION OR SAR AWARDS.

8.1	NOTICE OF EXERCISE. An Employee entitled to exercise an Option or SAR may do so by delivery of notice, in a manner and form established by the Company in its sole discretion. Except as provided in Section 8.2 below, the notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, in Mature Shares valued at Fair Market Value at the time of exercise or, a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company as determined by the Committee.

8.2	CASHLESS EXERCISE PROCEDURES. The Committee, in its sole discretion, may establish procedures for Options or SARs whereby an Employee, subject to the requirements of Regulation T, federal income tax laws, and other applicable federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish a cashless exercise program, the Committee shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

8.3	FRACTIONS OF SHARES. An Option may not be exercised for a fraction of a Share.

8.4	NO DIVIDEND ADJUSTMENT. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan.

9.	RIGHTS OF OPTION AND SAR HOLDERS. The holder of an Option or SAR shall not have any of the rights of a shareholder with respect to the Shares subject to purchase or issuance under such Award, except to the extent that one or more certificates for such Shares shall be delivered to the holder upon due exercise of the Option or SAR.

10.	RESTRICTED STOCK AWARDS.

10.1	Restricted Stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will grant an award of Restricted Stock under the Plan, it shall advise the Employee in writing of the terms, conditions and restrictions related to the offer, including the Restricted Period (as defined in Section 10.2) applicable to such award, the imposition, if any, of any performance-based condition or other condition or restriction on an award of Restricted Stock, and the number of Shares. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Letter, in the form determined by the Committee, evidencing the Award.

10.2	LAPSE OF RESTRICTIONS. With respect to an award of Restricted Stock, which becomes non-forfeitable due to the lapse of time, the Committee shall prescribe in the Award Letter, the period in which such Restricted Stock becomes non-forfeitable (the “Restricted Period”). Notwithstanding any provision to the contrary, any award of Restricted Stock to an eligible recipient that is not based, at least in part on the attainment of Performance Objectives, other than a recipient who, as determined by the Committee, is a “new hire” of the Company, any Parent or any Subsidiary, shall have a Restricted Period which is at least three (3) years from the date of the Award; provided, however, that the Committee may provide, in its sole discretion, that upon the termination of such Employee’s employment with the Company, any Parent or any Subsidiary, by the Company (or any Parent or any Subsidiary) without Cause, such Restricted Period shall be deemed to have lapsed and such award of Restricted Stock shall be non-forfeitable on the recipient’s termination date.

10.3	CERTIFICATES. Each Participant who is granted an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the recipient and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

10.4	RIGHTS AS A SHAREHOLDER. Except as otherwise provided in an Award Letter, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Awards of Restricted Stock or such other applicable terms, conditions, and Performance Objectives have been satisfied, except as the Committee, in its sole discretion, shall otherwise determine.

10.5	RESTRICTION PERIOD. During the Restriction Period, the recipient of such award shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

10.6	RESTRICTED STOCK AWARD LETTER. The Award Letter for Restricted Stock Awards shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Award Letters for Restricted Stock Awards need not be the same with respect to each Participant.

11.	RESTRICTED STOCK UNITS.

11.1	GENERAL. Restricted Stock Units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer, including the Restricted Unit Period (as defined in this Section 11) applicable to an award, the imposition, if any, of any performance-based condition or other restriction on an award, and the number of Restricted Stock Units to which such person shall be entitled. The prospective recipient of an Award of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Letter, in the form determined by the Committee, evidencing the Award.

11.2

LAPSE OF RESTRICTIONS.    With respect to an award of Restricted Stock Units, which becomes non-forfeitable due to the lapse of time, the Committee shall prescribe in the Award Letter, the period in which such Restricted Stock becomes non-forfeitable (the “Restricted Unit Period”). Notwithstanding any provision to the contrary, the Restricted Unit Period shall be a period which is at least three (3) years from the Award.

11.3	RIGHTS AS A SHAREHOLDER. A recipient who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Units; provided that the award agreement may provide for payments in lieu of dividends to such recipient.

11.4	RESTRICTED STOCK UNITS AWARD LETTER. The Award Letter for Restricted Stock Units shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Award Letters for Restricted Stock Units need not be the same with respect to each Participant.

12.	PERFORMANCE AWARDS.

12.1	PERFORMANCE PERIODS. The Committee shall establish Performance Periods applicable to Performance Awards. There shall be no limitation on the number of Performance Periods established by the Committee and more than one Performance Period may encompass the same fiscal year.

12.2	PERFORMANCE OBJECTIVES. If the Committee determines that a Performance Award is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), then such Performance Award shall be subject to the attainment of Performance Objectives for a Performance Period. Such specific Performance Objectives shall be established in writing no later than ninety (90) days after the commencement of the Performance Period to which the Performance Objectives relate, but in no event after twenty-five percent (25%) of the Performance Period has elapsed. In establishing the Performance Objective or Performance Objectives, the Committee shall also establish a schedule or schedules setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Committee. The Committee may at any time adjust the Performance Objectives and any schedules and portions of payments related thereto, adjust the way Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrant such actions; provided, that this provision shall not apply to any Performance Award that is intended to qualify as performance--based compensation under Code Section 162(m)(4)(C) if and to the extent that it would prevent the Award from so qualifying. The Committee shall have the right to reduce or eliminate the compensation or Award payable upon the attainment of a Performance Objective but shall not have the discretion to increase an Award upon the attainment of a Performance Objective with respect to a Participant whose compensation for the particular year is subject to the limits on tax deductibility in Code Section 162(m).

12.3	GRANTS OF PERFORMANCE AWARDS. Performance Awards may be granted under the Plan as either Performance Shares or Performance Units, as the Committee may from time to time approve. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the amount or number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award granted to any Participant. Each grant of a Performance Award shall be evidenced by a written instrument stating the number of Performance Shares or Performance Units granted, the Performance Period, the Performance Objective or Performance Objectives, the proportion of payments for performance between the minimum and full performance levels, if any, restrictions applicable to Shares receivable in settlement, if any, and any other terms, conditions, restrictions and rights with respect to such grant as determined by the Committee. The Committee may determine that the Participant forfeit such Performance Awards back to the Company upon termination of employment for any reason or for specified reasons. The Committee may provide, in its sole discretion, that during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share or Performance Unit held by such individual in the same manner, at the same time, and in the same amount paid, as a dividend on any Share.

12.4	PERFORMANCE PERIOD. During the Performance Period, the recipient of such award shall not be permitted to sell, transfer, pledge, hypothecate or assign Performance Awards except by will or the laws of descent and distribution. Any attempt to dispose of any Performance Awards in contravention of any such restrictions shall be null and void and without effect.

12.5	PERFORMANCE AWARD LETTER. The Award Letter for a Performance Award shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Award Letters for Performance Awards need not be the same with respect to each Participant.

12.6	NON-TRANSFERABILITY OF PERFORMANCE AWARDS. Until such time as the Performance Objectives as determined by the Committee have been met and until any restrictions upon the Performance Units or Performance Shares issued pursuant to any Performance Awards have lapsed, Performance Awards and any rights related thereto may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by any Participant.

12.7	PAYMENT OF AWARDS. As soon as practicable after the end of the applicable Performance Period as determined by the Committee, the Committee shall determine the extent to which the Performance Objectives have been met and the extent to which Performance Awards are payable. Payment and settlement of a Performance Award shall be as follows:

12.7.1	In the case of Performance Shares, one or more stock certificates representing the number of Shares payable shall be delivered to the Participant, free of all restrictions except those established by the Committee at the time of the grant of the Performance Shares; and

12.7.2	In the case of Performance Units, entirely in cash, entirely in Shares, or in such combination of Shares and cash as the Committee may determine, in its discretion, prior to such payment. If payment is to be made in the form of cash, the amount payable for each Performance Unit earned shall be equal to the dollar value of each Performance Unit (as determined by the Committee) times the number of earned Performance Units.

12.8	RIGHTS AS A SHAREHOLDER. Except as otherwise provided in an Award Agreement and subject to the limitations contained in this Plan, the Participant shall possess all incidents of ownership with respect to Performance Shares during the Performance Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Performance Objective or Objectives have been achieved, except as the Committee, in its sole discretion, shall otherwise determine. No rights as a shareholder shall accrue to Performance Units.

13.	AWARD TERMS AND CONDITIONS. Each Award Letter setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee. The Committee shall from time to time adopt policies and procedures applicable to Awards that will govern the lapse or non-lapse of restrictions and the rights of Participants and beneficiaries in the event of death, disability, leave of absence, termination of employment, or retirement of Participants or upon the occurrence of any other event determined by the Committee, in its sole discretion, to be appropriate. The Committee shall have authority to define disability, leave of absence, termination of employment and retirement and other terms, and the Committee’s policies and procedures may differ with respect to Awards granted at different times. A Participant’s rights in the event of death, disability, leave of absence, termination of employment, or retirement or such other events shall be set forth in the Award Letter that evidences an Award to the Participant.

14.

NON-TRANSFERABILITY OF AWARDS.    An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Committee may, in its discretion, grant transferable Nonstatutory

Stock Options pursuant to option agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. Except as otherwise provided by the Administrator, an Award may only be exercised or purchased during the lifetime of the recipient of the Award or a transferee of a Nonstatutory Stock Option as permitted by this Section 14.

15.	VESTING OF AWARDS. The Committee may, in its sole discretion, grant Awards which vest over time and/or are based upon satisfaction of Performance Objectives. The Committee may, in its discretion, modify or change any Performance Objectives concerning any Award or accelerate the vesting of any Award; provided that the Committee shall not modify or change any Performance Objective or accelerate the vesting of any Award that is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C) if and to the extent that such modification, change or acceleration would prevent the Award from so qualifying.

16.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations or similar events or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding Shares or other similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, the number of SARs therefore granted, applicable purchase prices, applicable Performance Objectives for the Performance Periods not yet completed and performance levels and portion of payments related thereto, and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

17.	CHANGE IN CONTROL.

17.1	EFFECT ON AWARDS. In the event of a Change in Control, then

17.1.1	All Options, SARs and Options in tandem with SARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable,

17.1.2	All restrictions and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control, and

17.1.3	All Performance Shares and Performance Units shall be deemed to have been fully earned as of the date of the Change in Control.

17.2	CHANGE OF CONTROL AWARDS. The Committee, in its sole discretion, may at any time, and subject to the terms and conditions as it may impose:

17.2.1	Grant Awards that become exercisable only in the event of a Change in Control;

17.2.2	Provide for Awards to be exercised automatically and only for cash in the event of a Change in Control, and;

17.2.3	Provide in advance of, or at the time of, a Change in Control for cash to be paid in settlement of any Award in the event of a Change in Control, with the amount of such payment to be not less than the value of the Award at the time of the Change of Control.

17.3

TERMINATION OF EMPLOYMENT.    Notwithstanding anything contained in this Plan to the contrary, in the event a Change in Control takes place and a Participant’s employment is terminated prior to the Change in Control and the Participant reasonably demonstrates that such termination: (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates the Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs; then for all purposes of this Plan, the date of the Change in Control in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant’s employment.

18.	FORM OF AWARDS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or the shareholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder at such date or dates as the Committee may determine, subject to the Plan. Whenever the Committee determines to grant an Award, the chief human resources officer of the Company, or such other person as the Committee appoints, shall send notice thereof to the Employee, in such form as the Committee approves, stating the number of Options, Shares, Performance Units, Restricted Stock Units and SARs subject to the Award, its Term, and the other provisions, restrictions and conditions thereof. The notice shall be accompanied by a written Award Letter (and, in the case of a Restricted Stock Award or a Performance Share Award, by a blank stock power and/or escrow agreement for execution by the Employee) which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution of an Award Letter by the recipient in accordance with the provisions of the Plan shall be a condition precedent to the exercise or settlement of any Award.

19.	WITHHOLDING FOR TAXES.

The Company shall, before any payment is made or a certificate for any Shares is delivered or any Shares are credited to any brokerage account, deduct or withhold from any payment under the Plan any Federal, state, local or other taxes, including transfer taxes, required by law to be withheld or to require the Participant or his or her beneficiary or estate, as the case may be, to pay any amount, or the balance of any amount, required to be withheld. The Company may elect to deduct such taxes from any amounts payable then or any time thereafter in cash to the Employee and, in the Employee’s sole discretion, the payment of such taxes may be made from Mature Shares previously held by such Employee or from Shares obtained by the exercise of the Option. In the event the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Employee must give the Company written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

20.	TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Option granted under the Plan after August 13, 2013 shall not qualify as an Incentive Stock Option. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

21.	AMENDMENT OF THE PLAN.

21.1	The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax, securities or regulatory law, rules of exchange or requirement with which the Board intends the Plan to comply.

21.2	Notwithstanding the foregoing, no such amendment or termination of the Plan shall materially adversely affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

22.	GOVERNING LAW; REGULATIONS AND APPROVALS.

22.1	GOVERNING LAW. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance of the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof, except to the extent that such laws are preempted by federal law.

22.2	DELIVERY OF SHARES. The obligation of the Company to issue, sell and deliver Shares with respect to any Awards granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

22.3	SECURITIES ACT REQUIREMENTS. No award shall be granted and no certificates for Shares pursuant to the grant or exercise of an Award shall be delivered pursuant to this Plan if the grant or delivery would, in the opinion of counsel for the Company, violate the Securities Act or any other Federal or state statutes having similar requirements as may be in effect at that time. As a condition of the issuance of any Shares pursuant to the grant or exercise of an Award under this Plan, the Committee may require the recipient to furnish a written representation that he or she is acquiring the Shares for investment and not with a view to distribution to the public. In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 of the Securities Act or the regulations hereunder.

22.4	LISTING AND REGULATORY REQUIREMENTS. Each Award is subject to the further requirements that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to the Award is required by any securities exchange or under any applicable law or the rule of any regulatory body, or is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issuance of Shares thereunder, such Award will not be granted or exercised and the Shares may not be issued unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

22.5	SECTION 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision under the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

22.6	PERFORMANCE-BASED COMPENSATION. The Plan is intended to give the Committee the authority, in its discretion, to grant Awards that qualify as performance-based compensation under Code Section 162(m).

23.	DEFERRAL ELECTIONS. The Committee may, pursuant to the terms of an Award Letter or otherwise in its discretion, permit any Participant receiving an Award to elect to defer his or her receipt of a payment of cash or the delivery of Shares that would be otherwise due such individual by virtue of the exercise, settlement, vesting or lapse of restrictions regarding any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals.

24.	MISCELLANEOUS.

24.1	EMPLOYMENT RIGHTS. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee the right to participate under the Plan. Nothing in this Plan shall be construed as conferring upon any Employee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with such Employee’s right or the Company’s right to terminate his or her employment at any time, with or without notice and with or without cause.

24.2	NO TRUST OR FUND CREATED. Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any recipient of a grant of an Award or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

24.3	FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

24.4	EMPLOYEES BASED OUTSIDE THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Committee, in their sole discretion, shall have the power and authority to:

24.4.1	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

24.4.2	Determine which Employees outside the United States are eligible to participate in the Plan;

24.4.3	Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

24.4.4	Establish subplans and modify exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section by the Committee shall be attached to this Plan document as Appendices; and

24.4.5	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

24.5	OTHER PROVISIONS. As used in the Plan, and in Award Letters and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

25.	EFFECTIVENESS OF THE PLAN. The Plan shall be submitted to the Company’s shareholders for approval and shall become effective on the date of shareholder approval.

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SCIENTIFIC-ATLANTA, INC.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON NOVEMBER 7, 2003

The undersigned hereby appoints James F. McDonald and Michael C. Veysey, and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and to vote the Common Stock as specified below at the Annual Meeting of Shareholders of Scientific-Atlanta, Inc. to be held on November 7, 2003 at 9:00a.m., local time, at Scientific-Atlanta’s offices at 5030 Sugarloaf Parkway, Lawrenceville, GA 30044, and at any postponement or adjournment thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the Proxy Statement for said Annual Meeting (receipt of which is hereby acknowledged).

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXYHOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

SCIENTIFIC-ATLANTA

P.O. BOX 11135

NEW YORK, N.Y. 10203-0135

(Continued and to be dated and signed on the reverse side.)

The Board of Directors favors an affirmative vote for the nominees for director listed below and for proposal 2.

1. Election of Directors listed below.

FOR all nominees ☐	WITHHOLD AUTHORITY to vote ☐	*EXCEPTIONS ☐
listed below	for all nominees listed below

Nominees: (1) MARION H. ANTONINI, (2) DAVID J. McLAUGHLIN, (3) JAMES V. NAPIER AND (4) SAM NUNN.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions:________________________________________________________________________________

2. Approval of the 2003 Long-Term Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

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Dated                                                                    , 2003

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